                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            LAM Research Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

LOGO

                            LAM RESEARCH CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 5, 1998
                            ------------------------

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Lam Research Corporation, a Delaware corporation (the "Company"), will be held on Thursday, November 5, 1998, 11:00 a.m., local time, at the principal offices of the Company at 4300 Cushing Parkway, Fremont, California 94538, for the following purposes:

     1. To elect directors to serve for the ensuing year, and until their successors are elected.

     2. To adopt and approve the proposed Lam 1999 Employee Stock Purchase Plan (the "1999 Purchase Plan").

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1999.

     4. To transact such other business as may properly come before the meeting, or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 24, 1998 are entitled to notice of and to vote at the meeting, and for any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid and return-addressed envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                      LOGO
                                          Richard H. Lovgren
                                          Secretary
Fremont, California
October 5, 1998

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                            LAM RESEARCH CORPORATION
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 5, 1998

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Information Concerning Solicitation and Voting..............    1
Proposal No. 1 -- Election of Directors.....................    2
  Security Ownership of Certain Beneficial Owners and
     Management.............................................    5
  Director Compensation.....................................    6
  Executive Compensation and Other Information..............    7
  Certain Relationships and Related Transactions............   14
  Compensation Committee Interlocks and Insider
     Participation..........................................   15
  Report of the Compensation Committee......................   15
  Comparative Stock Performance.............................   18
Proposal No. 2 -- Adoption and Approval of Lam 1999 Employee
  Stock Purchase Plan.......................................   18
Proposal No. 3 -- Ratification of Appointment of Independent
  Auditors..................................................   24
Section 16(a) Beneficial Ownership Reporting Compliance.....   24
Other Matters...............................................   24

                            LAM RESEARCH CORPORATION
                            ------------------------

            PROXY STATEMENT FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of Lam Research Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Thursday, November 5, 1998 at 11:00 a.m., local time (the "Annual Meeting"), or for any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the principal executive offices of the Company at 4300 Cushing Parkway, Fremont, California 94538. The Company's telephone number at that location is (510) 659-0200.

     These proxy solicitation materials will be mailed on or about October 8, 1998 to all stockholders entitled to vote at the meeting. A copy of Lam Research Corporation's 1998 Annual Report to Stockholders accompanies this Proxy Statement.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on September 24, 1998 are entitled to receive notice of and to vote at the Annual Meeting. At the record date, 38,128,300 shares of the Company's Common Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

     Each stockholder voting on the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (seven at this meeting) multiplied by the number of shares held by such stockholder, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder deems appropriate; provided that votes cannot be cast for more than seven candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting. On all other matters, each share has one vote.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector"). The Inspector will also determine whether or not a quorum is present. The seven candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The authorization of the 1999 Purchase Plan, as defined below, will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. The ratification of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting.

     In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not treat abstentions as votes in favor of approving any matter submitted to the stockholders for a vote. Thus, abstentions have the same effect in this regard as negative votes. Any proxy which is properly dated, executed and returned using the form of proxy enclosed will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of directors, for authorization of the 1999 Purchase Plan, for ratification of the appointment of the designated independent auditors and, with respect to any other matter or matters that may come before the meeting, as the proxy holders deem advisable in accordance with their best judgment. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present or represented with respect to that matter. Shares as to which proxy authority has been withheld with respect to any matter will not be considered as present or represented with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. The Company has retained the services of ChaseMellon Shareholder Services ("ChaseMellon") to act as agent in the solicitation of proxies from bankers, bank nominees and other institutional owners. The Company estimates that it will pay ChaseMellon a fee of approximately $6,500 for its services and will reimburse ChaseMellon for certain out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

STOCKHOLDER PROPOSALS AND NOMINATIONS

     Stockholders of the Company may from time to time submit proposals which they believe should be voted on at the Annual Meeting or nominate persons for election to the Board of Directors. In accordance with the Company's bylaws, any such proposal or nomination must be submitted in writing to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the Annual Meeting of Stockholders. The submission must include certain specified information concerning the proposal or nominee, as the case may be, and information about the proponent and the proponent's ownership of Common Stock of the Company. Proposals or nominations that do not meet these requirements will not be entertained at the Annual Meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions.

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY'S 1999 PROXY STATEMENT

     Pursuant to applicable rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), some stockholder proposals may be eligible for inclusion in the Company's 1999 Proxy Statement. Any such proposal must be received by the Company no later than June 7, 1999. Stockholders interested in submitting such a proposal are advised to contact counsel familiar with the detailed requirements of the applicable securities rules.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

     A board of seven directors is to be elected at the Annual Meeting. The bylaws of the Company provide that the number of directors shall be fixed at seven. The proxies cannot be voted for a greater number of persons than the seven nominees named below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are currently directors of the Company. If any nominee of the Company should decline or be unable to serve as a director as of the time of the Annual Meeting, the proxies will be voted for any substitute nominee whom shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. Discretionary authority to cumulate the votes held by the proxy holders is solicited by this Proxy Statement. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF
                THE SEVEN NOMINEES FOR DIRECTOR SET FORTH BELOW.

     The following table sets forth certain information concerning the nominees, which is based on data furnished by them:

         NOMINEES                 DIRECTOR       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
       FOR DIRECTOR         AGE    SINCE                    DURING PAST FIVE YEARS
--------------------------  ---   --------   ----------------------------------------------------
James W. Bagley...........  59      1997     Mr. Bagley has been Chief Executive Officer and a
                                             director of the Company since August 6, 1997, the
                                             day following consummation of the merger between
                                             OnTrak Systems, Inc., a Delaware corporation
                                             ("OnTrak"), and the Company (the "Merger"). As of
                                             September 1, 1998, Mr. Bagley became Chairman of the
                                             Board of Directors. He is a director of KLA-Tencor
                                             Corporation, Teradyne, Inc., Kulicke & Soffe
                                             Industries, Inc. and Micron Technology, Inc. From
                                             June 1996 to August 1997, Mr. Bagley served as
                                             Chairman of the Board and Chief Executive Officer of
                                             OnTrak. Prior to joining OnTrak, Mr. Bagley was
                                             employed by Applied Materials, Inc., most recently
                                             as Chief Operating Officer and Vice Chairman of the
                                             Board. Mr. Bagley began his career in the
                                             semiconductor industry with Texas Instruments, Inc.,
                                             where he held various positions over a 15 year
                                             period.

Roger D. Emerick..........  59      1982     Mr. Emerick has been a director since 1982, and was
                                             Chairman of the Board from 1984 to 1998. From July
                                             1982 to August 1997, Mr. Emerick was Chief Executive
                                             Officer of the Company. Mr. Emerick currently is a
                                             director of Electroglas, Inc., Fremont Bank, Brooks
                                             Automation, Inc., and Semiconductor Equipment and
                                             Materials International (SEMI).

David G. Arscott(1,2,3)...  54      1980     Mr. Arscott has been a director of the Company since
                                             1980, and was Chairman of the Board from 1982 to
                                             1984. He is currently, and has been since 1989,
                                             General Partner of Compass Technology Partners. From
                                             1978 to 1989, Mr. Arscott was a Managing General
                                             Partner of Arscott, Norton & Associates, a venture
                                             capital firm.

Richard J. Elkus,           63      1997     Mr. Elkus has been a director of the Company since
  Jr.(1)..................                   August 6, 1997, the day following consummation of
                                             the Merger. He is currently, and has been since
                                             1996, Co-Chairman of Voyan Technology and is
                                             currently a director of KLA-Tencor Corporation. From
                                             February 1994 until consummation of the merger
                                             between Tencor Instruments, Inc. ("Tencor") and KLA
                                             Instruments, Inc. in April 1997, Mr. Elkus was Vice
                                             Chairman of the Board of Tencor. From February 1994
                                             to September 1996, Mr. Elkus was Executive Vice
                                             President of Tencor, and was one of the founders of
                                             Prometrix Corporation, which was acquired by Tencor
                                             in February 1994. Mr. Elkus was Chairman of the
                                             Board and Chief Executive Officer of Prometrix
                                             Corporation from 1983 until February 1994.

         NOMINEES                 DIRECTOR       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
       FOR DIRECTOR         AGE    SINCE                    DURING PAST FIVE YEARS
--------------------------  ---   --------   ----------------------------------------------------
Jack R. Harris(1,2,3).....  56      1982     Mr. Harris has been a director of the Company since
                                             1982. He is currently, and has been since 1986,
                                             Chairman and Chief Executive Officer of Optical
                                             Specialties, Inc., and Chairman of HT, Inc. Mr.
                                             Harris currently is a director of ILEX and
                                             Innovative Robotics Solutions.

Grant M. Inman(1,2).......  56      1981     Mr. Inman has been a director of the Company since
                                             1981. He is currently, and has been since 1985, a
                                             General Partner of Inman & Bowman. Mr. Inman is
                                             currently a director of Paychex, Inc.

Kenneth M. Thompson.......  60      1998     Mr. Thompson was appointed a director, effective
                                             October 1, 1998, to fill the seat recently vacated
                                             by Mr. Osamu Kano. Prior to joining the Board, Mr.
                                             Thompson was employed by Intel Corporation for 25
                                             years in various management positions, most recently
                                             as Vice President of Technology Manufacturing
                                             Engineering. Before joining Intel Corporation, Mr.
                                             Thompson worked with Ampex Corporation in its core
                                             memory group. Mr. Thompson currently serves on the
                                             boards of Silicon Valley Group, Inc., PRI
                                             Automation, Inc., and GaSonics International
                                             Corporation.

---------------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.
(3) Member of Stock Committee.

     There is no family relationship between any of the foregoing nominees, or between any of such nominees and any of the Company's executive officers.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of eight regularly scheduled or special meetings during the fiscal year ended June 30, 1998. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Committee. There is no Nominating Committee or committee performing the functions of a nominating committee.

     The Audit Committee, which consisted of Messrs. Arscott, Elkus, Harris and Inman, and the retiring director Mr. Osamu Kano, all non-employee directors, held two meetings during fiscal 1998. This committee recommends to the Board for its approval and for ratification by the stockholders the engagement of the Company's independent auditors to serve the following fiscal year, reviews the scope of the audit, considers comments made by the independent auditors with respect to accounting procedures and internal controls, and the consideration given thereto by the Company's management, and reviews the internal accounting procedures and controls with the Company's financial and accounting staff.

     The Compensation Committee, which consisted of Messrs. Arscott, Harris and Inman, held two meetings during fiscal 1998. This committee recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, administers the Company's various incentive compensation and benefit plans, and recommends policies relating to such compensation and benefit plans.

     The Stock Committee, which consisted of Messrs. Arscott and Harris, held two meetings during fiscal 1998. This committee approves grants of stock options, restricted stock, deferred stock and performance share awards to officers and other employees of the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth the beneficial ownership of shares of Common Stock of the Company by: (i) each person or entity whom, based on information obtained, the Company believes beneficially owned more than 5% of the Company's Common Stock, and the address of each such person or entity ("5% stockholder");
(ii) each current director of the Company; (iii) each named executive officer ("named executive") described below in the section of this proxy statement captioned "Executive Compensation and Other Information"; and (iv) all current directors and current executive officers as a group. With the exception of the 5% stockholders, the information below concerning the number of shares beneficially owned is provided with respect to holdings as of September 1, 1998 and, with respect to the 5% stockholders, the information below is provided with respect to holdings as of June 30, 1998 (unless otherwise identified). The percentage is calculated using 38,124,277 as the number of shares outstanding as of September 1, 1998.

                                                              SHARES BENEFICIALLY    PERCENT OF
            NAME OF PERSON OR IDENTITY OF GROUP                      OWNED             CLASS
            -----------------------------------               -------------------    ----------
Fidelity Management & Research..............................       5,606,872(1)        14.71%
  82 Devonshire Street
  Boston, Massachusetts 02109

T. Rowe Price Associates, Inc...............................       3,328,000(1)         8.73%
  100 East Pratt Street
  Baltimore, Maryland 21202

Boston Company Asset Management.............................       3,084,550(1)         8.09%
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258

Merrill Lynch Asset Management..............................       2,500,750(1)         6.56%
  P.O. Box 9000
  Princeton, New Jersey 08540

Capital Guardian Trust Company..............................       2,311,600(1)         6.06%
  333 Hope Street, 52nd Flr.
  Los Angeles, California 90071

Lazard Asset Management, Ltd................................       2,013,480(1)         5.28%
  30 Rockefeller Plaza, 57th Flr.
  New York, New York 10112

James W. Bagley.............................................         834,833(2)         2.19%

Roger D. Emerick............................................         336,441(2)            *

David G. Arscott............................................          79,260(2)            *

Richard J. Elkus, Jr........................................          25,090(2)            *

Jack R. Harris..............................................          42,000(2)            *

Grant M. Inman..............................................          63,733(2)            *

Kenneth M. Thompson.........................................               0               *

Stephen G. Newberry.........................................          89,999(2)            *

Hsui-Sheng (Way) Tu.........................................          90,073(2)            *

                                                              SHARES BENEFICIALLY    PERCENT OF
            NAME OF PERSON OR IDENTITY OF GROUP                      OWNED             CLASS
            -----------------------------------               -------------------    ----------
Mercedes Johnson............................................          28,692(2)            *

Raymond L. Degner...........................................          70,909(2)            *

Alexander M. Voshchenkov....................................          59,584(2)            *

All current directors and current executive officers as a
  group (14 persons)(3).....................................       1,622,616(2)         4.26%

---------------
 *  Less than one percent

(1) This information was obtained from the Nasdaq National Market, Inc., and was identified as representing the entity's quarterly 13F filings reflecting holdings as of June 30, 1998.
(2) Includes 774,833, 320,525, 36,000, 14,300, 36,000, 36,000, 0, 69,999,
    77,617, 28,125, 53,912, 55,725 and 1,424,679 shares, subject to outstanding options that are currently exercisable or exercisable within 60 days after September 1, 1998 in favor of Mr. Bagley, Mr. Emerick, Mr. Arscott, Mr. Elkus, Jr., Mr. Harris, Mr. Inman, Mr. Thompson, Mr. Newberry, Mr. Tu, Ms. Johnson, Mr. Degner and Mr. Voshchenkov, and all current directors and current executive officers as a group, respectively.
(3) Current directors and current executive officers include: Mr. Bagley, Mr. Emerick, Mr. Arscott, Mr. Elkus, Mr. Harris, Mr. Inman, Mr. Thompson, Mr. Newberry, Mr. Tu, Ms. Johnson, Mr. Bayly, Mr. Campbell, Mr. Garber, and Mr. Lovgren.

                             DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive annual retainers of $15,000; meeting fees of $1,000 for each Board of Directors meeting attended, plus reimbursement for reasonable travel expenses; fees of $500 for each telephonic Board meeting (aggregate fees for Board meetings not to exceed $8,000 per fiscal year); committee meeting fees of $500 per meeting, plus reimbursement for reasonable travel expenses; and fees of $250 for each telephonic committee meeting (with no aggregate fee limit for committee meetings). In addition, each person who is a non-employee director is automatically granted on the first business day of each calendar year an option to purchase 6,000 shares of the Company's Common Stock under the Company's 1991 Incentive Stock Option Plan or 1997 Stock Incentive Plan, at a price per share equal to the fair market value of one share of the Company's Common Stock on that date. Each option has a term of ten years ("Option Term") and is immediately exercisable. As amended, and effective as of June 30, 1998, the plans provide that unexercised options may be exercisable for specified periods following termination of director status, whether by death, disability or retirement, determined by years of service as a director to the Company.*

---------------

     * As amended and restated, the 1991 Incentive Stock Option Plan and the 1997 Stock Incentive Plan provide that if a non-employee director's continuous status as an outside director terminates as a result of his or her disability or death, he or she may exercise his or her options within 12 months from the date of termination (in the case of disability), or have them exercised within 12 months following the date of death by the director's estate or by a person who acquired the right to exercise the options by bequest or inheritance. In the event a non-employee director retires, the director's length of service as a director shall determine the time period for exercising options: for non-employee directors with less than one year of service prior to retirement, the director may exercise his or her options at any time within three months following retirement; for non- employee directors with more than one year but less than three years of service prior to retirement, the director may exercise his or her options at any time within six months following retirement; for non-employee directors with more than three years but less than five years of service prior to retirement, the director may exercise his or her options at any time within 12 months following retirement; and for non-employee directors with more than five years of service prior to retirement, the director may exercise his or her options at any time within 18 months following retirement. In no event shall the options be exercisable after expiration of the Option Term. If the options are not exercised (to the extent they were entitled to be exercised) within the time specified above, the options shall terminate.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides, for the three fiscal years ended June 30, 1998, 1997 and 1996, respectively, certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer James W. Bagley, Roger D. Emerick (who served as the Company's Chief Executive Officer prior to the Merger), each of the four other most highly compensated executive officers of the Company (determined at the end of the last fiscal year) and one former executive officer who was not serving as an executive officer during the entire last fiscal year (the "named executives").

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                     --------------------------------------   ----------------------------
                                                                    OTHER                      NUMBER OF
                                                                   ANNUAL      RESTRICTED     SECURITIES
                                                                   COMPEN-       STOCK        UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)(1)   BONUS($)(1)   SATION($)   AWARDS($)(6)    OPTIONS(#)      COMPENSATION($)
---------------------------   ----   ------------   -----------   ---------   ------------   -------------    ---------------
James W. Bagley.............  1998     100,000                                                  475,000             5,343(13)
  Chairman of the Board and   1997         N/A
  Chief Executive Officer     1996         N/A

Roger D. Emerick............  1998     721,878(2)                     367(4)                    125,000             8,566(14)
  Director, former Chairman   1997     721,878(2)     109,838       2,587(4)                     15,000           539,175(14)(15)
  of the Board and former     1996     640,758(2)     579,853      33,675(5)     99,494(7)       60,000(11)       108,106(14)
  Chief Executive Officer

Stephen G. Newberry.........  1998     392,892                                                  400,000               924(16)
  President and Chief         1997         N/A
  Operating Officer           1996         N/A

Hsui-Sheng (Way) Tu.........  1998     449,251                        264(4)                     80,000             3,508(17)
  President, Asia Operations  1997     424,008         51,941       2,270(4)                     20,000             3,023(17)
                              1996     273,926        205,683       2,033(4)     47,076(8)       32,000(12)         3,095(17)

Mercedes Johnson............  1998     260,000         37,500(3)       23(4)                     30,000             7,067(18)
  Vice President, Finance,
    and                       1997      50,000                                                   75,000               252(18)
  Chief Financial Officer     1996         N/A

Raymond L. Degner...........  1998     290,024                        171(4)                                        6,683(19)
  Retired Sr. Vice President  1997     276,266         36,960       1,937(4)                      5,000             7,429(19)
                              1996     269,658        192,777       2,899(4)     33,495(9)       22,000(12)         7,999(19)

Alexander M. Voshchenkov....  1998     266,738                        119(4)                     40,000             6,118(20)
  Vice President and          1997     253,738         29,239         951(4)                      5,000             6,411(20)
  Chief Technical Officer...  1996     210,163        124,440                    26,504(10)      22,000(12)         5,933(20)

---------------
 (1) Includes amounts earned and bonuses paid (if any) in fiscal 1998, 1997 and 1996 but deferred at the election of executive officer under the Company's deferred compensation plans and the Company's Employee Savings Plus Plan, a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986 (as amended). With the exception of the bonus provided Ms. Johnson, and described in fn. 3, below, no bonuses were paid to the named executives in fiscal 1998.

 (2) Includes $100,000 in direct contributions the Company pays annually on behalf of Mr. Emerick pursuant to the terms of a Deferred Compensation Agreement between Mr. Emerick and the Company.

 (3) Reflects a bonus paid on the anniversary of Ms. Johnson's employment, which Ms. Johnson designated be used to offset the principle amount of a loan extended by the Company to Ms. Johnson in April 1997. See "Certain Relationships and Related Transactions," below.

 (4) Includes interest earned on deferred compensation, to the extent that the interest rate exceeded 120% of the applicable federal long-term rate.

 (5) The Company grants each employee on his or her fifth anniversary of employment a bonus of six weeks paid time off, six weeks additional pay in lieu of the time off or a combination of the foregoing. This amount includes $31,198 that was paid by the Company in lieu of six weeks paid time off ("five-year bonus buy-out") and $2,477 interest earned on deferred compensation, to the extent that the interest rate exceeded 120% of the applicable federal long-term rate.

 (6) No dividends are paid on restricted stock.

 (7) The dollar value of the restricted stock is based on the closing sales price of 1,503 shares of Common Stock on March 29, 1996 ($34.88) and 1,815 shares of Common Stock on June 28, 1996 ($25.94).

 (8) The dollar value of the restricted stock is based on the closing sales price of 711 shares of Common Stock on March 29, 1996 ($34.88) and 859 shares of Common Stock on June 28, 1996 ($25.94).

 (9) The dollar value of the restricted stock is based on the closing sales price of 506 shares of Common Stock on March 29, 1996 ($34.88) and 611 shares of Common Stock on June 28, 1996 ($25.94).

(10) The dollar value of the restricted stock is based on the closing sales price of 400 shares of Common Stock on March 29, 1996 ($34.88) and 484 shares of Common Stock on June 28, 1996 ($25.94).

(11) Includes 30,000 stock options that were repriced on January 15, 1996 to $33.625 per share.

(12) Includes 11,000 stock options that were repriced on January 15, 1996 to $33.625 per share.

(13) Consists of the Company's matching contributions to the Company's 401(k) plan in the amounts of $1,500 for 1998, and $3,843 for term life insurance premiums for 1998.

(14) In addition to the direct contributions identified in fn. 2, above, the terms of a Deferred Compensation Agreement between the Company and Mr. Emerick provide that Mr. Emerick may defer compensation of up to $500,000 over ten years, and that the Company will provide matching contributions to Mr. Emerick's deferred compensation plan in certain circumstances. The Company's matching contributions paid to Mr. Emerick are based on the Company's performance and the amount of his deferrals for the preceding fiscal years. No matching contributions will be made by the Company following years in which the Company was not profitable. The amount of the Company's matching contribution in any particular year is determined by the sum of an accumulation of the Company's matching contributions in prior years, plus 50% of the first $50,000 of Mr. Emerick's deferral in that particular year. No matching contribution was made by the Company to Mr. Emerick in fiscal 1998. However, the Company made matching contributions of $125,000 for 1997 and $100,000 for 1996 to Mr. Emerick's deferred compensation plan. The $125,000 matching contribution shown for fiscal 1997 was made in the first quarter of that fiscal year, and reflected the fact that the Company was profitable in fiscal 1996. Also includes the Company's matching contributions to the Company's 401(k) plan in the amounts of $4,750 for 1998, $5,359 for 1997 and $4,056 for 1996; and term life insurance premiums in the amount of $3,816 for 1998, $3,816 for 1997 and $4,050 for 1996.

(15) Includes $405,000 that the Company paid into Mr. Emerick's executive deferred compensation plan as reimbursement for the value of the stock options forfeited as a result of Mr. Emerick's resignation from the Board of Directors of Integrated Process Equipment Corporation ("IPEC").

(16) Consists of $924 for term life insurance premiums paid in 1998.

(17) Consists of the Company's matching contributions to the Company's 401(k) plan in the amounts of $2,500 for 1998, $2,375 for 1997 and $2,375 for 1996; and $1,008, $648 and $720 for term life insurance premiums for 1998, 1997 and 1996, respectively.

(18) Consists of the Company's matching contributions to the Company's 401(k) plan in the amounts of $6,059 for 1998 and $1,008, and $252 for term life insurance premiums for 1998 and 1997, respectively.

(19) Consists of the Company's matching contributions to the Company's 401(k) plan in the amounts of $4,163 for 1998, $4,909 for 1997 and $5,155 for 1996; and $2,520, $2,520 and $2,844 for term life insurance premiums for 1998, 1997 and 1996, respectively.

(20) Consists of the Company's matching contributions to the Company's 401(k) plan in the amounts of $4,999 for 1998, $5,345 for 1997 and $4,937 for 1996; and $1,119, $1,066 and $996 for term life insurance premiums for 1998, 1997 and 1996, respectively.

STOCK PLANS

    1984 Incentive Stock Option Plan; 1991 Incentive Stock Option Plan; and 1997 Stock Incentive Plan.

     The Company's 1984 Incentive Stock Option Plan (the "1984 Option Plan") and 1991 Incentive Stock Option Plan (the "1991 Option Plan") permit the grant of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as nonstatutory stock options. Only employees (including employees of any company in which the Company owns directly or indirectly at least 50% of the voting shares) may receive incentive stock options, while employees, paid consultants and, in certain limited instances, outside directors, may receive nonstatutory stock options. On August 5, 1997, the stockholders approved the 1997 Stock Incentive Plan (the "1997 Option Plan"). The 1997 Option Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock, deferred stock and performance share awards to participating officers, directors, employees, consultants and advisors of the Company and its subsidiaries. Initially, a total of 3,000,000 shares of Common Stock have been reserved for issuance under the 1997 Option Plan. The number of shares to be issued under the 1997 Option Plan will automatically increase each calendar quarter subject to certain provisions and restrictions set forth in the 1997 Option Plan and shall in no event exceed 5,000,000 shares. As described above, the 1991 and 1997 Option Plans were amended and restated, effective June 30, 1998, with respect to the exercisability of options granted to non-employee directors.

     A total of 9,650,000 shares of Common Stock have been reserved for issuance under the 1984, 1991 and 1997 Lam Option Plans (the "Option Plans"). As of September 1, 1998, options to purchase 3,598,709 shares had been exercised (of which unexercised options for 22,165 shares have since expired), options to purchase 5,223,946 shares were outstanding at an average exercise price of $32.27 per share, and 805,180 shares remain available for future grant under the Option Plans. No restricted stock, deferred stock or performance share awards had been granted under the 1997 Option Plan as of September 1, 1998. As of September 1, 1998, no shares remain available for issuance under the 1984 Option Plan; however, as of September 1, 1998, 513,702 shares under the 1991 Option Plan and 291,478 shares under the 1997 Option Plan remain available for grant.

     During fiscal 1998, the Company granted options to purchase 1,150,000 shares to all named executives as a group (7 persons), at an average exercise price of $47.81, options to purchase 30,000 shares to all directors serving in fiscal 1998 who were not named executives, as a group (five persons), at an average exercise price of $29.875, and options to purchase 2,200,678 shares to all employees in fiscal 1998 as a group (excluding named executives and directors), at an average exercise price of $33.48.

     1984 Employee Stock Purchase Plan

     The 1984 Employee Stock Purchase Plan (the "1984 Purchase Plan") is implemented by periodic six-month offerings. As of September 1, 1998, approximately 1,669,017 shares had been issued under the 1984 Purchase Plan. Effective September 18, 1998, the last date a purchase of shares was effected by operation of the 1984 Purchase Plan, approximately 368,483 additional shares were issued, exhausting entirely the shares reserved and available under the plan for issuance. As a result, all future offerings have been suspended. The 1984 Purchase Plan is administered by the Board of Directors of the Company or by a committee appointed by the Board. Employees of the Company or any majority-owned subsidiary, including officers, are eligible to participate if they are customarily employed by the Company for at least 20 hours per week and for more than five months per calendar year. The 1984 Purchase Plan currently permits eligible employees to purchase Common Stock through payroll deductions (which may not exceed 10% of an employee's base compensation) at 85% of the fair market value thereof at the beginning or end of each offering period, whichever is lower. Employees may end their participation in an offering at any time during the offering period and participation ends automatically on termination of employment with the Company.

     Performance-Based 1996 Restricted Stock Plan

     In 1995, the Company adopted a Performance-Based Restricted Stock Plan, which was implemented on January 1, 1996 (the "1996 Restricted Stock Plan"). As of September 1, 1998, approximately 22,606 shares (of the 150,000 shares reserved for issuance) had been issued under the 1996 Restricted Stock Plan and remain outstanding, and 127,394 remain available for issuance. The 1996 Restricted Stock Plan is adminis-tered by the Board of Directors or by a committee appointed by the Board, and is designed to reward executives based on achievement of certain predetermined goals, which include overall corporate results, business unit performance, and certain qualitative factors such as organization and management development. Such goals are formula-based so that 80% of the award is made on performance against financial objectives. Once performance has been measured against objectives, a stock award is granted based on the fair market value of the Company's stock at the close of the applicable quarter. The award vests 100% at the end of five years. If an executive leaves the Company during the five-year period following the date of award, any unvested shares are forfeited.

     OnTrak Stock Options and Employee Stock Purchase Plan Rights

     Pursuant to the Merger, a total of 3,423,750 shares of the Company's Common Stock was reserved for issuance upon the exercise of stock options held by OnTrak directors, officers and employees. As of September 1, 1998, options to purchase 820,850 shares had been exercised and options to purchase 1,440,408 shares were outstanding at an average exercise price of $17.78 per share. By operation of the terms of the Merger, upon consummation of the Merger on August 5, 1998, no more options could be issued under the OnTrak stock option plan.

     In addition, a total of 90,000 shares of the Company's Common Stock was reserved for issuance to OnTrak employees who were participating in OnTrak's employee stock purchase plan during the purchase period in which the Merger was consummated. As of September 1, 1998, 51,189 shares remain available for purchase under the OnTrak employee stock purchase plan. The OnTrak employee stock purchase plan is scheduled to terminate, and will not be able to issue shares, following completion of the current stock purchase period on January 31, 1999.

     See Proposal No. 2 -- "Adoption and Approval of Lam 1999 Employee Stock Purchase Plan," below.

     The following table provides certain information concerning the grant to the named executives in fiscal 1998 of options to purchase the Company's Common Stock and the potential realizable value of those options, at projected appreciation levels.

                       OPTION GRANTS IN LAST FISCAL YEAR
            INDIVIDUAL GRANTS TO THE NAMED EXECUTIVES IN FISCAL 1998

                                                                                         POTENTIAL REALIZABLE VALUE, AT
                                                    % OF                                  ASSUMED ANNUAL RATES OF STOCK
                                  NO. OF        TOTAL OPTIONS   EXERCISE                  APPRECIATION FOR OPTION TERM
                                SECURITIES       GRANTED TO     PRICE OF   EXPIRATION             (10 YRS.)(2)
                                UNDERLYING      EMPLOYEES IN    OPTIONS      DATE OF     -------------------------------
            NAME              OPTIONS GRANTED    FISCAL YEAR     ($/SH)    OPTIONS(1)          5%              10%
            ----              ---------------   -------------   --------   -----------   --------------   --------------
James W. Bagley.............      475,000          14.18%        $55.42    8/7/07(3a)    $20,073,392.96   $47,557,234.25

Roger D. Emerick............      125,000           3.73%         43.00    10/6/07(3b)     3,380,308.62     8,566,365.72

Mercedes Johnson............       30,000           0.89%         29.88    4/16/08(3c)       563,646.81     1,428,391.68

Stephen G. Newberry.........      200,000           5.97%         55.44    8/12/07(3a)     6,972,869.17    17,670,619.53
                                  100,000           2.99%         55.44    8/12/07(3a)     3,486,434.59     8,835,309.76
                                  100,000           2.99%         21.63    1/26/08(3d)     1,359,984.63     3,446,468.07

Hsui-Sheng (Way) Tu.........       30,000           0.90%         29.88    4/16/08(3c)       563,646.81     1,428,391.68
                                   50,000           1.49%         29.88    4/16/08(3e)       939,411.35     2,380,652.80

Alexander M. Voshchenkov....       40,000           1.19%         29.88    4/16/08(3e)       751,529.08     1,904,522.24

---------------
(1) The options in this table were granted under the 1991 and 1997 Lam Option Plans and have a ten-year expiration date. The exercisability of outstanding stock options may accelerate in certain circumstances (see "Employment and Termination Agreements, Change of Control Arrangements and Retirement Benefits," below).
(2) The "potential realizable value" shown represents hypothetical gains based on assumed annual compound stock price appreciation of 5% and 10% from the date of grant through the full 10-year option term, net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, overall market conditions and the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.
(3) The options in this table were granted under the 1991 and 1997 Lam Option Plans and have a ten-year expiration date. With respect to the vesting and exercisability of the granted options, the respective option agreements executed by the named executives vary and generally provide as follows:
    (a) One-fifth ( 1/5) of the options shall vest and become exercisable one year following the date of grant, and an additional one-sixtieth
         ( 1/60) of the options shall vest and become exercisable cumulatively at the end of each of the thirteenth through sixtieth months of the employment period, until all such options have vested and become exercisable;
    (b) Twelve-forty-eighths ( 12/48) of the options shall vest and become exercisable one year following the date of grant and an additional one forty-eighth ( 1/48) of the shares shall vest and become exercisable cumulatively at the end of each full month thereafter, until all such options shares have vested and become exercisable.
    (c) One-fourth ( 1/4) of the options shall vest and become exercisable on January 1, 1999, and an additional one-fourth ( 1/4) of the options shall vest and become exercisable annually thereafter, such that all such options are vested and exercisable no later than January 1, 2002;
    (d) One-third ( 1/3) of the options shall vest and become exercisable one year following the date of grant, and an additional one third ( 1/3) of the options shall vest and become exercisable cumulatively at the end of each year thereafter, until all such options have vested and become exercisable; and
    (e) One-forty-eighth ( 1/48) of the options shall vest and become exercisable cumulatively at the end of each full month beginning on January 1, 1999, until all such options have vested and become exercisable.

     The following table provides certain information concerning the exercise of options to purchase the Company's Common Stock in the fiscal year ended June 30, 1998, and the unexercised options held as of June 30, 1998 by the named executives.

      AGGREGATED OPTION EXERCISES BY NAMED EXECUTIVES IN LAST FISCAL YEAR,
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                           VALUE OF UNEXERCISED
                                                          NO. OF UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
                         NO. OF SHARES                        AT FISCAL YEAR-END            FISCAL YEAR-END(2)
                          ACQUIRED ON        VALUE        ---------------------------   ---------------------------
         NAME              EXERCISE      REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -------------   --------------   -----------   -------------   -----------   -------------
James W. Bagley........          0          $     0         664,000        475,000      $        0         $0
Roger D. Emerick.......          0                0         285,994        148,906       2,435,938          0
Stephen G. Newberry....          0                0               0        400,000               0          0
Hsui-Sheng (Way) Tu....          0                0          74,561        101,494         149,036          0
Raymond L. Degner......      1,641           38,974          52,524          8,576           9,063          0
Mercedes Johnson.......          0                0          21,875         83,125               0          0
Alexander M.
  Voshchenkov..........          0                0          54,337         48,576               0          0

---------------
(1) Market value of underlying securities at exercise, minus the exercise price.
(2) Market value of underlying securities at fiscal year-end, minus the exercise price.

                     EMPLOYMENT AND TERMINATION AGREEMENTS,
             CHANGE OF CONTROL ARRANGEMENTS AND RETIREMENT BENEFITS

EMPLOYMENT AGREEMENT WITH JAMES W. BAGLEY

     On July 1, 1997, the Company signed an employment agreement with James W. Bagley which became effective on August 6, 1997, the day following consummation of the Merger (the "Bagley Agreement"). The term of the Bagley Agreement is five years, unless earlier terminated by the Company or Mr. Bagley. The Bagley Agreement provides for a base salary at the annualized rate of $100,000. Mr. Bagley is not entitled to participate in any performance bonus plan of the Company, unless otherwise determined by the Board of Directors. As an incentive to joining the Company, Mr. Bagley was granted non-qualified stock options to purchase 250,000 shares of Common Stock (the "Incentive Options"). In lieu of additional base compensation or participation in performance bonus plans, the Company granted Mr. Bagley non-qualified stock options to purchase 225,000 shares of Common Stock (the "Base Options"). Under the Bagley Agreement, Mr. Bagley is also entitled to participate in the Company's Executive Deferred Compensation Plan and other benefit plans and compensation programs generally maintained for other key executives of the Company.

     In the event of a change in control of the Company or the involuntary termination of Mr. Bagley without cause, all unvested Incentive Options will automatically be accelerated in full so as to become fully vested. Mr. Bagley will have two years from the date of termination in which to exercise such options. If Mr. Bagley's employment is involuntarily terminated without cause on or after the first anniversary of the effective date of the Bagley Agreement, he will be entitled to receive a lump sum payment of $100,000, and any unvested portion of the Base Options that would have vested within the one-year period following the date of such termination (which then vested options may be exercised within two years of termination).

     The Bagley Agreement provides that for a period of 12 months following Mr. Bagley's termination of employment with the Company (other than through expiration of the Bagley Agreement), Mr. Bagley may not perform services respecting certain aspects of semiconductor manufacturing equipment and/or software for anyone other than the Company, and may not solicit any of the Company's employees to become employed by any other business enterprise.

EMPLOYMENT AGREEMENT WITH ROGER D. EMERICK

     In July 1996, the Company signed an employment agreement with Roger D. Emerick, then Chairman of the Board and Chief Executive Officer of the Company. The agreement, which became effective on July 1, 1996, provided that Mr. Emerick was to serve as Chief Executive Officer of the Company for a period of two years, which period extended automatically (but not beyond June 30, 2002), unless terminated by the Company or Mr. Emerick with at least 180 days' advance notice. In the event Mr. Emerick ceased to serve as the Chief Executive Officer of the Company, Mr. Emerick was to serve as a consultant to the Company through June 30, 2002. The agreement was amended on June 26, 1997 to provide for the continued employment of Mr. Emerick following the appointment of James W. Bagley as Chief Executive Officer of the Company, and again to reflect Mr. Emerick's resignation as Chairman of the Board of Directors, effective September 1, 1998, and continued service as an employee of the Company (as amended, the "Emerick Agreement"). As provided in the Emerick Agreement, Mr. Emerick's employment with the Company is to continue until June 30, 1998, which period automatically extends (but not beyond June 30, 2002) unless terminated by the Company or Mr. Emerick with at least 180 days' advance notice, during which time Mr. Emerick shall perform such strategic, senior level duties and responsibilities as the Company's Chief Executive Officer may assign to him. Upon expiration of Mr. Emerick's employment period, Mr. Emerick shall continue to serve as a consultant to the Company through June 30, 2002 (unless such consultancy is otherwise terminated, as provided in the Emerick Agreement).

     The Emerick Agreement provided for an initial annual base salary of $621,857 during the employment period, which was to be reviewed at least annually. Effective September 1, 1998, the salary was adjusted to an annualized rate equivalent to $33,333 per month. The Emerick Agreement also provides for an annual performance bonus of up to 50% of base salary based on attainment of certain performance targets established by the Company's Board of Directors. For services as a consultant, the Company will pay Mr. Emerick a monthly consulting fee of $33,333. Mr. Emerick also participates in all of the incentive compensation plans and programs generally available to the senior management of the Company, as well as any employee benefit plan maintained by the Company for its employees. If Mr. Emerick's employment is involuntarily terminated without cause, he will be entitled to receive his targeted bonus amount, plus an amount equal to the consulting fee, for the period beginning on the date of termination and ending June 30, 2002, subject to a maximum of 48 months, as well as certain other benefits. In addition, upon involuntary termination without cause or a change in control of the Company, the unvested portion of Mr. Emerick's stock options and restricted stock will automatically be accelerated in full so as to become fully vested. The Emerick Agreement provides that for a period of 24 months following Mr. Emerick's termination of employment with the Company, Mr. Emerick may not perform services for any direct competitor of the Company, and may not solicit any of the Company's employees to become employed by any other business enterprise.

     In July, 1998, Mr. Emerick petitioned the Board to receive an early distribution of benefits under the Company's Elective Deferred Compensation Plan. Beginning September 1, 1998, Mr. Emerick is to receive a monthly distribution of $8,000 of benefits due him under the plan.

EMPLOYMENT AGREEMENT WITH STEPHEN G. NEWBERRY

     On August 5, 1997, the Company signed an employment agreement with Stephen
G. Newberry (the "Newberry Agreement"). The term of the Newberry Agreement is five years, unless earlier terminated by the Company or Mr. Newberry. The Newberry Agreement provides for a base salary at the annualized rate of $450,000, which is to be reviewed at least annually by the Board of Directors for possible increases. Mr. Newberry is not entitled to participate in any performance bonus plan of the Company, unless otherwise determined by the Board of Directors. As an incentive to joining the Company, Mr. Newberry was granted non-qualified stock options to purchase 200,000 shares of Common Stock (the "Incentive Options"). In lieu of additional base compensation or participation in performance bonus plans, the Company granted Mr. Newberry non-qualified stock options to purchase 100,000 shares of Common Stock (the "Base Options"). Under the Newberry Agreement, Mr. Newberry is also entitled to participate in the Company's Executive Deferred Compensation Plan and other benefit plans and compensation programs generally maintained for other key executives of the Company. Mr. Newberry also received a deferred signing bonus in the amount of $500,000, the entire amount of which was held in a deferred compensation account, pursuant to the Company's Elective Deferred Compensation Plan, with Mr. Newberry's interest in the account vesting in equal installments of 25% on each of the first four anniversaries following August 5, 1997.

     In the event of a change in control of the Company or involuntary termination without cause, all unvested Incentive Options will automatically be accelerated in full so as to become fully vested, as will any Base Options that would have vested within the one year period following the date of such termination. Mr. Newberry will have two years from the date of termination in which to exercise such options. If Mr. Newberry's employment is involuntarily terminated without cause on or after the first anniversary of the effective date of the Newberry Agreement, he will be entitled to receive a lump sum payment equal to one times his then annual base compensation.

     The Newberry Agreement provides that for a period of 12 months following Mr. Newberry's termination of employment with the Company (other than through expiration of the Newberry Agreement), Mr. Newberry may not solicit any of the Company's employees to become employed by any other business enterprise.

AGREEMENT WITH RAYMOND L. DEGNER

     Raymond L. Degner retired from his position as Senior Vice President, effective February 28, 1998. Mr. Degner signed an agreement regarding his change in employment status dated January 27, 1998 (the "Degner Agreement"). Pursuant to the terms of the Degner Agreement, Mr. Degner commenced a fully paid Leave of Absence ("LOA") from the Company on February 28, 1998, which leave will end on April 12, 1999. Pursuant to the Degner Agreement, Mr. Degner is required to make himself available during the term of the Degner Agreement for consultation with the President and Chief Operating Officer, Stephen G. Newberry, which periods of consultation (if any) would automatically extend the LOA term. During the LOA term, Mr. Degner continues to receive his annual base salary and benefits, and any granted stock options will continue to vest. Further, at the end of the LOA term Mr. Degner's restricted stock awards through the third quarter of fiscal 1998 are to be fully vested and paid in accordance with the Performance Based Restricted Stock Plan. However, Mr. Degner is not eligible for additional stock options, nor is he eligible to participate in the Company's Executive Bonus Plan.

CHANGE OF CONTROL ARRANGEMENTS

     In addition to the change of control provisions in the foregoing agreements, the Option Plans and 1984 Purchase Plan provide that, upon a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option or right to purchase Common Stock shall be assumed, or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the option or right, or substitute an equivalent option or right, some or all of the options granted under the Option Plans shall be fully exercisable for a period of 15 days and all of the rights granted under the 1984

Purchase Plan shall be fully exercisable for a period of 30 days, from the date of notice by the Board of Directors. Following the expiration of such periods, the options and rights will terminate.

RETIREMENT MEDICAL AND DENTAL BENEFITS

     The Board of Directors approved a plan in July 1996 allowing executives who retire from the Company to continue to participate in the Company's group medical and dental plans after retirement. Additionally, in July 1998, the Board amended the Lam Research Corporation Executive Deferred Compensation Plan to provide that any participant 55 years or older may petition the Board for an early distribution of benefits under the Plan. Any such early distribution would not effect a participant's ability to continue to participate and earn benefits under the Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 1996, Roger D. Emerick, then Chairman of the Board and Chief Executive Officer, borrowed $600,000 from the Company pursuant to a promissory note bearing interest at 5.05% per annum. In April 1997, and again in April, 1998, the loan was renewed by the Company. As of September 1, 1998, $600,000 in deferred principal plus deferred accrued interest remains outstanding.

     In connection with her initial and continued employment, the Company made Mercedes Johnson, Vice President, Finance and Chief Financial Officer, a loan in May 1997, in the amount of $150,000. The loan bears no interest and is payable in equal annual installments over a four-year period. On the each of the first four anniversaries of Ms. Johnson's employment, the Company will pay Ms. Johnson a bonus in the amount of $37,500, which amount will be used to offset the loan. In the event Ms. Johnson terminates her employment with the Company, she will be required to pay the outstanding balance of the loan in accordance with its terms. As of September 1, 1998, $112,500 remains due and owing under the loan (and subject to future offset).

     In connection with his initial and continued employment, the Company made Craig Garber, Vice President and Treasurer, a loan in September 1997, in the amount of $60,000. The loan bears interest at 6% per annum, which is forgivable upon complete repayment of the loan. The loan is payable in equal installments over a four-year period. On each of the first four anniversaries of Mr. Garber's employment, the Company will pay Mr. Garber a bonus in the amount of $15,000, which amount will be used to offset the loan. In the event Mr. Garber terminates his employment with the Company, he will be required to pay the outstanding balance of the loan in accordance with its terms. As of September 1, 1998, $60,000 remains due and owing under the loan (and subject to future offset).

     In connection with his continued employment, the Company made Rick Friedman, Vice President, Worldwide Sales and Service in fiscal 1998, a loan in the amount of $150,000. The loan bears interest at the rate of 6% per annum. All unpaid principal and accrued interest are due by May 11, 2002 (with no penalty under the terms of the loan for pre-payment). A deed of trust to certain real property is pledged as security for the loan. As of September 1, 1998, $150,000, plus accrued interest, remains due and owing under the loan.

     On March 28, 1997, the Company invested $4 million in an investment limited partnership, Tribridge International, L.P. (the "Partnership"), the general partner of which is a limited liability company, Tribridge Venture Management LLC (the "General Partner"). Roger D. Emerick, Grant M. Inman and Osamu Kano, each of whom was during fiscal 1998 a director of the Company, were the sole owners of the General Partner. The Partnership was organized for the purpose of investing in emerging technology companies. Pursuant to the terms of the partnership agreement, the General Partner would be paid an annual management fee of 1% of the Partnership's committed capital contributions. In addition, the General Partner had a carried interest in the Partnership of 4% of the $12.5 million in capital contributions. On April 23, 1997, the Partnership made an investment of $2 million in Optical Specialties, Inc. ("OSI"), a company of which Jack R. Harris was Chairman, Chief Executive Officer and President. Osamu Kano was also a director of OSI. David G. Arscott, along with Messrs. Harris and Kano, all hold shares of OSI and were, at the time of the Partnership's investment and during fiscal 1998, all directors of the Company. Effective July 1998, the Company withdrew its interest and participation in the Partnership, receiving a distribution of its share of uncommitted capital and retaining, by assignment from the Partnership, a residual interest in investments of the Partnership as of the date of the Company's withdrawal (including a residual interest in OSI).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Osamu Kano, director of the Company from 1987 through fiscal 1998, was a member of the Compensation Committee in fiscal 1993 and 1994. Mr. Kano is currently the Chairman of Lam Research Co., Ltd. in Japan, a subsidiary of the Company, and served as the Company's Senior Vice President of Japan Operations from 1987 to June 1991. As of August 18, 1994, Mr. Kano became a member of the Audit Committee and no longer served on the Compensation Committee. Effective October 1, 1998, Mr. Kano has resigned his positions as a Member of the Board of Directors, and as Chairman of Lam Research Co., Ltd.

     Grant M. Inman, a director of the Company since 1981, is a member of the Compensation Committee. Mr. Inman is currently a stockholder of Tribridge Venture Management LLC, which is paid an annual management fee of 1% of the committed capital contributions of Tribridge International, L.P.

     Jack R. Harris, a director of the Company since 1982, is a member of the Compensation Committee. The Company has invested a total of $500,000 to purchase Series A Preferred Stock and Series E Preferred Stock of OSI in two transactions. Other outside investors also participated in the transactions. The latter of the transactions took place on December 14, 1994. As noted above, Tribridge International, L.P. invested $2 million in OSI on April 23, 1997; however, the Company no longer holds a direct interest in Tribridge International, L.P. or OSI. See "Certain Relationships and Related Transactions" above.

                      REPORT OF THE COMPENSATION COMMITTEE

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, that might incorporate all or portions of future filings, including this Proxy Statement, the following Report of the Compensation Committee, and the Performance Graph below, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission ("SEC") under the Securities Act or the Exchange Act.

     The Compensation Committee (the "Committee") of the Board of Directors, composed of three non-employee directors, determines and administers the Company's executive compensation policies and programs.

COMPENSATION POLICIES

     One of the Committee's primary goals in setting compensation policies is to maintain competitive, progressive programs to attract, retain and motivate high-caliber executives, foster teamwork and maximize the long-term success of the Company by appropriately rewarding such individuals for their achievements. Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for the Company by closely aligning their financial interests with stockholder interests. To attain these goals, the Committee has designed the Company's executive compensation program to include base salary, annual incentives and long-term incentives.

     In formulating and administering the individual elements of the Company's executive compensation program, the Committee emphasizes planning, implementing and achieving long-term objectives and strives to use prudent judgment in establishing performance objectives, evaluating performance and determining actual incentive awards.

     The Committee believes that the Company's executive compensation programs have met these objectives. The Company has been able to attract and retain the executive talent necessary to support the corporation and promote long-term growth. The Company has also been able to reduce the payment of bonuses during those periods, such as in fiscal 1998, in which the Company's revenue and gross margins decreased.

COMPENSATION COMPONENTS

     Base Salary

     The Compensation Committee establishes the base salaries of executive officers, after review of relevant data of other executives with similar responsibilities from published industry reports and surveys of similarly situated companies. Accordingly, the Compensation Committee strives to maintain the Company's annual executive salaries at levels competitive with the market average base salary of executive officers in similar positions. The market is comprised of similarly sized high technology companies within and outside the Company's industry. In addition, a large portion of each executive officer's compensation may be annual incentives in the form of a cash bonus, provided certain target performance objectives are met.

     Annual Incentives

     The more aggressive incentive bonus levels for executives are intended to provide the appropriate elements of variability and risk. Bonus payments are tied specifically to targeted corporate performance. The Compensation Committee will establish a base bonus amount, determined through review of a competitive market survey for executives at similar levels, which will be incrementally reduced if the Company does not meet its targeted performance or increased if the Company exceeds its targeted performance. There is no minimum or maximum percentage by which a bonus can be reduced or increased.

     Long-Term Incentives

          Stock Options

     The Stock Committee grants stock options to focus an executive's attention on the long-term performance of the Company and on maximizing stockholder value. The grant of stock options is closely tied to individual executive performance. The Stock Committee grants such stock options after a review of various factors, including the executive's potential contributions to the Company, current equity ownership in the Company and vesting rates of existing stock options, if any. Stock options are granted with an exercise price equal to the current fair market value of the Company's stock, and utilize vesting periods intended to encourage retention of executive officers. Because of the direct benefit executive officers receive through improved stock performance, the Stock Committee believes stock options serve to align the interests of executive officers closely with those of other stockholders.

          Restricted Stock

     Restricted stock awards are granted to executives under the Restricted Stock Plan, which was approved by the Company's stockholders in 1995. The award of restricted stock is based on the Company's performance measured against quarterly targets. Because the restricted stock does not vest until five years after the date of the award, the Restricted Stock Plan is expected to serve as a retention tool, as well as a means of aligning executive and stockholder interests.

          Deferred Compensation Plan

     Another component of the Company's executive compensation program is the Lam Research Corporation Executive Deferred Compensation Plan (the "Deferred Plan"), a voluntary, non-tax-qualified, deferred compensation plan that encourages officers to save for retirement. Under the Deferred Plan, participants are entitled to defer compensation until retirement, death, other termination of employment, or until specified dates. As amended by the Board in July 1998, the Deferred Plan provides that participants 55 years or older may petition the Board for an early distribution of benefits, which early distribution would not affect the participant's ability to continue to participate or earn benefits under the Deferred Plan. Participants receive a fixed-rate yield based on the average annual interest rate of ten-year United States Treasury Notes for the previous ten years. An enhanced yield of up to 115% of the fixed-rate yield will be payable in the event of death, retirement under certain circumstances, and termination of employment after plan participation for a specified number of years. Because the benefits of the Deferred Plan increase with each year of participation, offering the Deferred Plan to executives encourages them to stay with the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Committee bases the compensation of the Company's Chief Executive Officer on the policies and procedures described above. In determining the Chief Executive Officer's base salary and bonus (if any), the Committee examines compensation levels for other chief executive officers in high technology firms within and outside the industry. The Committee compares this information to the relevant performance of such firms relative to the Company's performance.

     James W. Bagley

     In accordance with the Bagley Agreement, Mr. Bagley, Chief Executive Officer since August 6, 1997, received a base salary in fiscal 1998 of $100,000. Mr. Bagley is not entitled to participate in any performance bonus plan of the Company, unless otherwise determined by the Board of Directors. As an incentive to joining the Company, Mr. Bagley was granted non-qualified stock options to purchase 250,000 shares of Common Stock. In lieu of additional base compensation or participation in performance bonus plans, the Company granted Mr. Bagley non-qualified stock options to purchase 225,000 shares of Common Stock. See the discussion of Mr. Bagley's Employment Agreement in "Employment and Termination Agreements, etc.," above.

     Roger D. Emerick

     In accordance with the Emerick Agreement, Mr. Emerick, Chief Executive Officer of the Company until August 6, 1997, received a base salary during fiscal 1998 of $621,878. Mr. Emerick did not receive a bonus in fiscal 1998. The Emerick Agreement and Mr. Emerick's current compensation arrangement with the Company also reflect the Company's desire to retain and motivate him with long-term incentives. To this end, the Company granted Mr. Emerick 125,000 stock options in fiscal 1998. Mr. Emerick also has a ten-year deferred compensation arrangement with the Company, which provides for an increasing portion of compensation to be paid to Mr. Emerick each year in which the Company is profitable, and which is scheduled to terminate in 2002 (the "Deferred Plan"). In fiscal 1998, the Company contributed $100,000 to Mr. Emerick's Deferred Plan. See the Summary Compensation Table, fn. 2, in "Executive Compensation and Other Information," above.

EFFECT OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Code generally limits the corporate deduction for compensation paid to certain executive officers to $1 million, unless the compensation is performance-based. The Committee has carefully considered the potential impact of this tax code provision on the Company and has concluded in general that the best interests of the Company and the stockholders will be served if certain of the Company's stock-based long-term incentives qualify as performance-based compensation within the meaning of the Code. It is the Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, virtually all executive compensation will be deductible by the Company for federal income tax purposes.

            COMPENSATION COMMITTEE                            STOCK COMMITTEE

               David G. Arscott                               David G. Arscott
                Jack R. Harris                                 Jack R. Harris
                Grant M. Inman

                         COMPARATIVE STOCK PERFORMANCE

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years ("LRCX") against the cumulative total return on the Nasdaq National Market Index (U.S. companies only) ("NASDAQ") and the Salomon Smith Barney Semiconductor Equipment Index ("SSB") over the same period. The graph and table assume that the investment in Lam Common Stock and each index was $100 on July 2, 1993, and that dividends, if any, were reinvested. This data was furnished by Salomon Smith Barney. The Nasdaq National Market Index and the Salomon Smith Barney Semiconductor Equipment Index are based on a calendar year. The Company's return is based on its fiscal year. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                            LAM RESEARCH CORPORATION
               SALOMON SMITH BARNEY SEMICONDUCTOR EQUIPMENT INDEX
                      NASDAQ NATIONAL MARKET -- U.S. INDEX

                                LRCX             SSB           NASDAQ
2-JUL-93                       100.000         100.000         100.000
9-JUL-93                        92.188          97.552         100.187
16-JUL-93                       93.438          96.536          99.324
23-JUL-93                       95.625          98.459          99.397
30-JUL-93                      104.375         101.545         100.030
6-AUG-93                       110.938         102.100         101.929
13-AUG-93                      115.938         101.134         101.955
20-AUG-93                      114.063         102.970         103.757
27-AUG-93                      115.312         107.034         104.199
3-SEP-93                       123.438         107.375         106.419
10-SEP-93                      128.125         109.125         105.652
17-SEP-93                      122.812         111.777         105.056
24-SEP-93                      132.656         108.784         107.120
1-OCT-93                       119.531         111.371         108.338
8-OCT-93                       113.437         110.217         108.486
15-OCT-93                      114.375         105.466         111.772
22-OCT-93                      100.312         110.664         109.681
29-OCT-93                       99.375         114.317         110.613
5-NOV-93                       102.187         114.424         108.302
12-NOV-93                      120.000         110.923         110.622
19-NOV-93                      108.750         111.317         106.681
26-NOV-93                      112.969         109.313         107.151
3-DEC-93                       117.187         107.664         109.614
10-DEC-93                      107.812         109.805         107.985
17-DEC-93                      109.687         108.941         107.770
24-DEC-93                      111.562         109.024         107.695
31-DEC-93                      121.875         109.538         110.264
7-JAN-94                       116.719         109.224         111.136
14-JAN-94                      137.813         119.846         112.466
21-JAN-94                      120.937         122.287         112.745
28-JAN-94                      132.656         123.971         113.065
4-FEB-94                       115.312         124.728         110.332
11-FEB-94                      118.594         125.603         110.916
18-FEB-94                      134.531         123.767         111.975
25-FEB-94                      134.531         124.968         111.255
4-MAR-94                       141.563         127.970         112.216
11-MAR-94                      138.750         127.811         112.024
18-MAR-94                      143.438         129.643         114.115
25-MAR-94                      125.625         129.453         111.208
1-APR-94                       116.250         123.774         105.532
8-APR-94                       127.969         124.993         106.277
15-APR-94                       99.375         123.108         103.333
22-APR-94                      107.812         116.016         102.565
29-APR-94                      113.437         121.903         104.166
6-MAY-94                       111.562         116.655         104.027
13-MAY-94                      109.687         116.863         101.764
20-MAY-94                      107.812         119.725         103.153
27-MAY-94                      105.000         120.991         104.067
3-JUN-94                       115.312         119.094         105.378
10-JUN-94                      103.125         114.707         104.224
17-JUN-94                      101.250         117.594         103.529
24-JUN-94                      100.781         114.614          98.481
1-JUL-94                       104.062         115.058         100.335
8-JUL-94                       110.625         116.135         100.422
15-JUL-94                      112.500         116.316         102.395
22-JUL-94                      101.250         116.661         101.730
29-JUL-94                      105.937         114.141         102.508
5-AUG-94                       114.375         108.879         102.013
12-AUG-94                      133.594         110.960         103.850
19-AUG-94                      138.514         111.498         105.385
26-AUG-94                      141.094         117.402         108.297
2-SEP-94                       129.844         112.895         107.770
9-SEP-94                       137.813         116.412         108.409
16-SEP-94                      151.875         116.560         110.422
23-SEP-94                      147.656         110.640         107.519
30-SEP-94                      150.938         112.918         108.507
7-OCT-94                       142.500         108.333         106.454
14-OCT-94                      144.375         113.032         108.884
21-OCT-94                      160.312         117.335         108.643
28-OCT-94                      174.375         122.939         110.172
4-NOV-94                       162.187         119.361         108.742
11-NOV-94                      151.875         115.533         108.180
18-NOV-94                      160.781         117.585         108.542
25-NOV-94                      152.344         111.555         105.398
2-DEC-94                       146.250         110.028         105.753
9-DEC-94                       140.156         105.113         102.067
16-DEC-94                      147.188         110.523         103.489
23-DEC-94                      139.688         112.061         105.351
30-DEC-94                      139.688         113.176         106.738
6-JAN-95                       133.125         112.339         106.416
13-JAN-95                      158.438         119.524         108.186
20-JAN-95                      152.813         115.881         108.170
27-JAN-95                      147.188         112.259         107.725
3-FEB-95                       152.813         112.296         109.591
10-FEB-95                      161.250         114.970         112.199
17-FEB-95                      151.875         115.051         111.708
24-FEB-95                      149.063         116.293         112.291
3-MAR-95                       150.000         119.110         113.386
10-MAR-95                      155.625         121.699         113.872
17-MAR-95                      150.938         122.295         114.740
24-MAR-95                      180.000         122.557         116.207
31-MAR-95                      167.812         125.928         116.000
7-APR-95                       171.562         128.058         115.643
14-APR-95                      181.406         130.055         118.190
21-APR-95                      177.187         131.974         116.885
28-APR-95                      189.375         134.061         119.800
5-MAY-95                       191.250         135.612         119.736
12-MAY-95                      197.812         139.936         121.924
19-MAY-95                      212.344         141.119         122.723
26-MAY-95                      217.500         144.625         123.759
2-JUN-95                       221.250         146.137         123.915
9-JUN-95                       231.562         147.451         125.535
16-JUN-95                      243.750         148.873         128.980
23-JUN-95                      250.312         151.814         133.269
30-JUN-95                      240.000         152.080         132.500
7-JUL-95                       264.375         163.337         137.654
14-JUL-95                      262.969         165.567         141.852
21-JUL-95                      237.187         153.339         136.520
28-JUL-95                      258.750         161.562         142.696
4-AUG-95                       252.187         155.342         140.682
11-AUG-95                      243.281         156.972         142.530
18-AUG-95                      247.500         163.568         146.387
25-AUG-95                      238.125         158.074         144.781
1-SEP-95                       224.766         154.396         144.710
8-SEP-95                       247.031         162.167         150.468
15-SEP-95                      218.437         155.005         149.200
22-SEP-95                      234.375         154.839         149.525
29-SEP-95                      224.062         150.684         148.127
6-OCT-95                       212.344         141.599         143.656
13-OCT-95                      214.687         141.382         144.556
20-OCT-95                      217.500         142.926         147.558
27-OCT-95                      228.750         144.362         145.573
3-NOV-95                       255.000         153.596         151.267
10-NOV-95                      216.562         144.623         151.013
17-NOV-95                      189.375         135.481         148.339
24-NOV-95                      187.500         132.212         146.229
1-DEC-95                       206.250         135.534         149.798
8-DEC-95                       198.750         133.920         150.806
15-DEC-95                      183.750         127.510         146.273
22-DEC-95                      182.812         127.958         148.603
29-DEC-95                      171.562         125.799         149.346
5-JAN-96                       160.312         125.242         146.698
12-JAN-96                      140.625         118.388         143.115
19-JAN-96                      148.125         114.778         144.566
26-JAN-96                      159.375         123.180         147.761
2-FEB-96                       172.500         128.729         152.182
9-FEB-96                       163.594         129.827         155.375
16-FEB-96                      158.438         126.553         154.823
23-FEB-96                      172.969         129.455         158.667
1-MAR-96                       136.875         120.684         154.165
8-MAR-96                       129.375         118.506         150.993
15-MAR-96                      138.750         122.970         156.083
22-MAR-96                      135.000         125.492         156.456
29-MAR-96                      131.250         123.816         156.340
5-APR-96                       133.125         125.483         158.726
12-APR-96                      132.188         125.212         156.275
19-APR-96                      140.625         127.315         161.635
26-APR-96                      162.187         135.251         168.475
3-MAY-96                       165.000         137.867         168.150
10-MAY-96                      155.625         134.056         170.728
17-MAY-96                      165.000         137.859         176.281
24-MAY-96                      136.875         132.649         177.121
31-MAY-96                      149.063         131.857         176.501
7-JUN-96                       124.219         130.296         174.560
14-JUN-96                      114.375         127.817         172.207
21-JUN-96                       95.156         121.115         166.850
28-JUN-96                       97.500         119.357         168.210
5-JUL-96                        96.562         114.814         164.424
12-JUL-96                       96.562         110.028         156.637
19-JUL-96                       82.031         107.272         155.812
26-JUL-96                       87.187         107.910         153.223
2-AUG-96                        86.250         111.943         159.679
9-AUG-96                        93.750         113.290         161.432
16-AUG-96                       86.660         110.907         160.918
23-AUG-96                       90.000         112.159         162.252
30-AUG-96                       88.594         111.024         162.032
6-SEP-96                        86.719         111.416         161.733
13-SEP-96                       88.359         111.971         168.728
20-SEP-96                       90.000         113.847         173.131
27-SEP-96                      101.719         117.448         174.602
4-OCT-96                        95.625         115.255         177.087
11-OCT-96                      101.250         116.830         177.188
18-OCT-96                       95.625         114.914         176.366
25-OCT-96                       95.156         114.226         173.544
1-NOV-96                        91.875         114.732         173.428
8-NOV-96                        98.437         122.611         178.499
15-NOV-96                      113.203         129.335         179.108
22-NOV-96                      127.734         136.355         180.891
29-NOV-96                      134.531         136.547         183.482
6-DEC-96                       129.375         135.836         182.782
13-DEC-96                      120.000         134.953         182.389
20-DEC-96                      111.562         136.552         182.907
27-DEC-96                      104.531         136.988         183.307
3-JAN-97                       110.625         137.011         186.047
10-JAN-97                      119.062         141.910         189.076
17-JAN-97                      132.188         147.168         191.493
24-JAN-97                      143.906         148.751         193.591
31-JAN-97                      151.406         151.765         195.865
7-FEB-97                       143.203         149.007         192.722
14-FEB-97                      151.406         158.120         194.068
21-FEB-97                      145.781         153.993         189.402
28-FEB-97                      142.969         150.595         185.808
7-MAR-97                       137.813         151.785         186.206
14-MAR-97                      139.219         151.462         183.533
21-MAR-97                      120.937         145.036         178.011
28-MAR-97                      129.375         145.297         177.364
4-APR-97                       131.250         146.829         175.550
11-APR-97                      124.687         145.735         171.315
18-APR-97                      100.312         142.455         173.540
25-APR-97                      104.062         145.535         171.655
2-MAY-97                       135.469         160.092         185.287
9-MAY-97                       131.953         165.972         189.506
16-MAY-97                      128.906         168.272         190.312
23-MAY-97                      139.688         174.366         197.266
30-MAY-97                      136.406         172.610         198.771
6-JUN-97                       129.141         171.803         199.412
13-JUN-97                      123.516         175.565         201.994
20-JUN-97                      131.016         182.083         205.411
27-JUN-97                      136.875         182.827         204.141
4-JUL-97                       151.406         188.936         208.322
11-JUL-97                      175.312         193.639         213.292
18-JUL-97                      200.391         198.283         219.732
25-JUL-97                      213.750         211.115         222.797
1-AUG-97                       208.125         212.767         226.310
8-AUG-97                       214.219         211.548         226.905
15-AUG-97                      217.500         216.618         221.725
22-AUG-97                      246.094         231.678         226.929
29-AUG-97                      211.875         225.239         225.315
5-SEP-97                       219.375         230.935         232.192
12-SEP-97                      209.297         229.648         234.117
19-SEP-97                      194.531         230.149         238.521
26-SEP-97                      175.312         225.285         238.788
3-OCT-97                       170.156         231.014         243.562
10-OCT-97                      171.562         242.592         246.850
17-OCT-97                      143.906         215.855         236.604
24-OCT-97                      140.391         199.007         234.343
31-OCT-97                      135.469         188.897         226.208
7-NOV-97                       142.500         193.096         227.455
14-NOV-97                      128.906         184.533         224.774
21-NOV-97                      123.281         186.816         230.060
28-NOV-97                      114.844         180.004         227.193
5-DEC-97                       119.531         184.220         231.927
12-DEC-97                       96.094         165.950         218.112
19-DEC-97                      109.219         168.758         216.432
26-DEC-97                      111.094         164.911         214.535
2-JAN-98                       114.375         169.625         224.493
9-JAN-98                        85.312         159.579         213.377
16-JAN-98                       89.062         171.190         221.846
23-JAN-98                       87.187         168.346         223.698
30-JAN-98                       85.547         173.660         229.863
6-FEB-98                        95.156         186.254         240.507
13-FEB-98                      108.516         187.674         242.788
20-FEB-98                      106.641         187.962         245.302
27-FEB-98                      105.937         198.258         251.318
6-MAR-98                        99.609         188.943         248.902
13-MAR-98                      101.953         188.821         251.481
20-MAR-98                      101.016         187.550         253.965
27-MAR-98                      105.937         189.697         258.857
3-APR-98                       117.422         190.127         263.368
10-APR-98                      108.984         183.209         258.377
17-APR-98                      112.969         183.409         264.958
24-APR-98                      117.187         188.987         265.293
1-MAY-98                       112.969         185.283         265.929
8-MAY-98                       111.328         183.593         264.641
15-MAY-98                       97.500         177.921         262.143
22-MAY-98                       90.469         172.990         256.214
29-MAY-98                       89.297         167.557         252.505
5-JUN-98                        84.375         163.523         253.080
12-JUN-98                       77.109         150.906         247.704
19-JUN-98                       76.875         145.896         252.848
26-JUN-98                       75.234         146.145         265.374

                                 PROPOSAL NO. 2
                            ADOPTION AND APPROVAL OF
                     LAM 1999 EMPLOYEE STOCK PURCHASE PLAN

     The Board has adopted, subject to receipt of stockholder approval, the Lam 1999 Employee Stock Purchase Plan (the "1999 Purchase Plan" or "Plan"), which is intended to replace the 1984 Purchase Plan in order to continue to provide employees of the Company an opportunity to purchase Lam Common Stock through accumulated payroll deductions. The number of shares proposed to be reserved for issuance under the Plan is a maximum of 3,000,000: 1,000,000 shares to be issued at any time prior to termination of the Plan and an additional share (up to a total of 2,000,000 additional shares) issued for each share of Lam Common Stock repurchased by the Company in the public market or in private purchases for use for this purpose.

     As of September 1, 1998, 38,124,277 shares of Lam Common Stock were outstanding, and an aggregate of approximately 8,016,600 shares of Lam Common Stock were reserved and available for purchase under Lam employee stock purchase programs and reserved and available for issuance pursuant to outstanding and future awards under all of Lam stock incentive plans (including options to purchase Lam Common Stock under OnTrak plans adopted by Lam as a result of the Merger). Assuming the stockholders approve the adoption of the 1999 Purchase Plan, this aggregate number would increase to 9,016,600** -- equal to approximately 19.13% of the total number of shares of Lam Common Stock that would be outstanding on a fully-diluted basis, as of September 1, 1998.***

     The Board has determined that, since the 1984 Employee Stock Purchase Plan (the "1984 Purchase Plan") has exhausted the number of shares currently reserved thereunder for issuance, the 1984 Purchase Plan, as a practical matter, no longer provides a sufficient mechanism to compensate employees and provide appropriate long-term incentives for continued employment through an ability to purchase Lam Common Stock. The terms of the 1984 Purchase Plan -- specifically, those affecting the level of deductions from compensation and the manner of pricing of stock available for purchase under that plan -- are more restrictive and less flexible when compared to the terms of comparable employee stock purchase plans available to employees of competing companies. The Board believes that the terms of the 1999 Purchase Plan will permit a more flexible approach to and administration of employee purchases of Lam's Common Stock. Accordingly, the Board believes that the 1999 Purchase Plan reflects the best interests of Lam and recommends its approval by stockholders at the Annual Meeting.

PURPOSE

     The Lam Board has adopted the 1999 Purchase Plan as part of its policy to further the long-term growth in Lam's earnings by providing incentives to its employees, who are or will be responsible for such growth; to facilitate the ownership of Lam's stock by such individuals, thereby increasing the identity of their interests with those of Lam's stockholders; and to assist Lam in attracting and retaining employees with experience and ability by offering an employee stock purchase plan with terms both attractive and competitive when compared with the terms of comparable plans offered by companies competing with Lam in the work force.

     The Existing 1984 Employee Stock Purchase Plan

     When Lam originally adopted the 1984 Purchase Plan, 112,500 shares of Lam Common Stock were reserved for issuance thereunder. The 1984 Purchase Plan has been amended, with stockholder approval, at various times to increase the total number of shares reserved thereunder; most recently in November 1997 to increase the number of shares reserved thereunder from 1,687,500 to 2,037,500. As of September 1, 1998, a total of approximately 368,500 shares of Lam Common Stock remained authorized but unissued under the 1984 Purchase Plan. All of these shares, however, were issued to employees as of September 18, 1998 (the most recent purchase event under the 1984 Purchase Plan). As a consequence, there are no shares available for future issuance to employees under the 1984 Purchase Plan.

     The 1984 Purchase Plan, by its terms, is currently scheduled to terminate in 2004.

---------------

** Because up to 2,000,000 of the shares reserved under the 1999 Purchase Plan shall issue thereunder as an equal number of shares of Lam Common Stock are repurchased by the Company in the public market or in private purchases, these additional shares are not included in the dilution calculation provided.

*** Under the dilution calculation utilized, the numerator consists of the aggregate of the shares of Lam Common Stock reserved and available for purchase under Lam employee stock purchase programs or issuance under Lam stock incentive plans (including OnTrak plans adopted by Lam as a result of the Merger). The denominator consists of the sum of the above aggregate and the total number of outstanding shares of Lam Common Stock as of September 1, 1998.

THE 1999 PURCHASE PLAN

     As described below, the 1999 Purchase Plan allows Lam employees (including officers and members of the Board who are also employees, as well as employees of designated Lam subsidiaries) to use payroll deductions to purchase Lam Common Stock on the terms described below.

     Plan Administration

     The 1999 Purchase Plan will be administered by the Board and/or a committee appointed by the Board, whose administration, interpretation and application of the Plan and its terms will be final, conclusive and binding on all participants. The 1999 Purchase Plan provides that no member of the Board or committee will be liable for any action or determination taken or made in good faith with respect to the 1999 Purchase Plan, or any shares purchased or issued thereunder.

     Securities Subject to Plan

     There will initially be up to 3,000,000 treasury or authorized but unissued shares of Lam Common Stock reserved for issuance pursuant to purchases made under the 1999 Purchase Plan: 1,000,000 shares may be issued at any time before termination of the Plan, and an additional share (up to a total of 2,000,000 additional shares) may be issued for each share of Lam Common Stock that the Company repurchases, in the public market or in private purchases, after the date of Board approval of the Plan, and designates for this purpose. The 1999 Purchase Plan provides that the Administrator may, in its discretion, transfer shares reserved for issuance under this Plan into a plan of similar terms, as approved by the Board, providing for the purchase of shares of Common Stock by employees of subsidiaries designated by the Board where desirable in light of local or foreign law or foreign administration.

     Eligibility and Participation

     Any regular Lam employee customarily employed by the Company (or by any majority-owned subsidiary) for more than 20 hours per week is eligible to participate in the 1999 Purchase Plan. Officers and members of the Board of Directors who are eligible employees are also permitted to participate in the Plan. Upon employment with Lam, an employee may participate in the Plan on a regular or interim basis beginning on the business day immediately after a regular or interim purchase date. As of September 1, 1998, approximately 3,300 employees would have been eligible to participate in the 1999 Purchase Plan and 1,675 employees are estimated to have been participating under the 1984 Purchase Plan.

     Eligible employees become participants in the 1999 Purchase Plan by delivering to the Company prior to the applicable offering date (including interim purchase dates) a subscription agreement authorizing payroll deductions, or at such other time as may be determined by the Board. An employee who becomes eligible to participate in the 1999 Purchase Plan after the commencement of an offering period may participate on an interim basis until commencement of the next offering period.

     Offering Periods and Dates

     The offering periods shall generally be 12 months in duration, to coincide generally with a calendar year. Within the offering period, there are typically three dates on which Lam Common Stock may be purchased. In the absence of a viable 1984 Purchase Plan, the Board has determined that the initial offering period under the 1999 Purchase Plan will begin on November 6, 1998, immediately upon adoption of the Plan by the Company's stockholders, and will continue until December 31, 1999 (a period of approximately 14 months). During this initial offering period, there will be four dates on which Lam Common Stock may be purchased by employees. If, on the first business day following a purchase date (other than the last purchase date of an offering period), the fair market value of a share of Lam Common Stock is less than the fair market value as of the first day of the offering period, the terms of the Plan provide that a new offering period will automatically begin as of that day and all eligible employees participating in the Plan will be automatically enrolled in the new offering period (and the old offering period will be terminated). The Board may alter the duration of the offering periods or the number or timing of the purchase dates without stockholder approval.

     Payroll Deductions

     The purchase price of the shares is accumulated by payroll deductions during the offering period. Each employee participating in the Plan may elect to have up to 15% of regular base compensation (defined in the 1999 Purchase Plan to include all regular straight-time gross earnings, exclusive of overtime, shift premium, incentive compensation or payments, or bonuses, commissions or other payments) deducted and credited to that employee's account under the Plan. No additional payments or amounts may be credited to an employee's account; however, an employee may change the rate of payroll deductions or withdraw entirely from the Plan during any offering period. The Board may alter the level of allowed payroll deductions without stockholder approval.

     Amounts deducted from regular base compensation and credited to a participating employee's account shall be held as general funds of Lam, and shall not accrue interest. To the extent that an employee's payroll deductions exceed the amount required to purchase shares subject to purchase rights, the excess shall be refunded to the employee without interest.

     Purchase of Stock; Exercise of Purchase Right

     By electing to participate in the 1999 Purchase Plan, each employee is in effect granted a right to purchase shares of Lam Common Stock using payroll deductions accumulated as of each of the purchase dates during any offering period. However, a participating employee's ability to purchase Lam Common Stock during any calendar year under any of the Company's stock purchase plans is limited to $25,000 worth of stock (determined at the time the purchase right is originally granted). If the number of shares otherwise subject to purchase rights during an offering period exceeds the number of shares then available under the 1999 Purchase Plan, a pro rata allocation of the shares shall be made in as equitable a manner as is practicable. Unless an employee withdraws from participation in the 1999 Purchase Plan (see "Withdrawal," below), or his or her participation is otherwise discontinued (see "Termination of Employment," below), the employee's right to purchase shares will be exercised automatically at the end of the purchase date for the maximum number of shares at the applicable price.

     Purchase Price of Lam Common Stock; Taxes on the Acquisition or Disposition of Stock

     On any particular purchase date under the 1999 Purchase Plan, the purchase price per share will be 85% of the lower of the fair market value of a share of Common Stock as of (i) the beginning of the offering period, (ii) any intervening interim offering date (if the employee becomes a participant as of that date), or (iii) the purchase date. On September 1, 1998, the closing market price of Lam Common Stock was $12.00, as reported by the Nasdaq National Market. The fair market value of a share of Lam Common Stock on a given date shall be the closing price as reported in the Wall Street Journal for such date. If there is no public trading of Lam Common Stock on a given date, the fair market value shall be determined by the Plan Administrator in its discretion.

     The participating employee shall be responsible for all taxes or other withholdings required in connection with the acquisition or disposition of stock purchased under the 1999 Purchase Plan. See "Certain United States Federal Income Tax Information," below. The participating employee shall not have an interest or voting right in any shares covered under the 1999 Purchase Plan prior to purchase.

     Ability of the Board or Plan Administrator to Amend the 1999 Purchase Plan

     The Board may terminate or amend the 1999 Purchase Plan, or any purchase right granted thereunder, at any time (except in the event of certain changes in control of the Company). However, stockholder approval is required for any amendment to (i) increase the number of shares which may be issued under the Plan, (ii) change the designation of employees eligible to participate under the Plan, or (iii) materially increase the benefits which may accrue to employees participating under the Plan (if, at the time of such amendment, Lam has a class of securities registered under Section 12 of the Exchange Act).

     Term and Termination of Plan

     The 1999 Purchase Plan shall become effective upon the earlier of adoption by the Board or approval by its stockholders, and will continue in effect for a term of 20 years from January 1, 1999. However, the Board may earlier terminate the Plan at any time. If the Board terminates the Plan before an employee's right to purchase shares has been exercised under the 1999 Purchase Plan, any funds deducted from the employee's base compensation and credited to the employee's account under the 1999 Purchase Plan shall be refunded.

     Withdrawal

     An employee may terminate his or her interest in a given offering by signing and delivering to the Company a notice of withdrawal from the 1999 Purchase Plan. Such withdrawal may be effected at any time prior to the closing of any offering period or interim purchase date. Any withdrawal by the employee of accumulated payroll deductions for a given offering automatically terminates the employee's interest in that offering. The 1999 Purchase Plan does not permit a partial withdrawal. An employee's withdrawal from an offering does not effect the employee's eligibility to participate in subsequent offerings under the 1999 Purchase Plan, except for officers subject to Section 16 of the Securities Exchange Act.

     By executing a subscription agreement to participate in the 1999 Purchase Plan, an employee does not become obligated to make any actual stock purchase; rather, the subscription agreement merely indicates the employee's election to have compensation deducted and shares placed under right to him or her for purchase. However, unless the employee terminates his or her participation, or withdraws his or her payroll deductions, the right to purchase shares will be exercised automatically on each purchase date, and for the maximum number of full shares purchasable with the employee's accumulated payroll deductions.

     Termination of Employment

     Termination of a participant's continuous status as an employee for any reason, including retirement or death, cancels his or her participation in the 1999 Purchase Plan immediately. In such event, the payroll deductions credited to the employee's account will be returned to the employee or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement. Failure to remain in the continuous employ of the Company for at least 20 hours per week during the offering period will be deemed to be a withdrawal from the 1999 Purchase Plan.

     Capital Changes

     In the event any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company to the shares subject to purchase and to the purchase price per share, subject to any required action by the stockholders of the Company.

     In the event of the liquidation or dissolution of the Company, the then-current offering period shall terminate automatically, unless otherwise provided by the Board. In the event Lam merges with another corporation (and Lam stockholders own less than 50% of the surviving entity or its parent), or Lam sells all or substantially all of its assets, the 1999 Purchase Plan provides that each outstanding right to purchase shares will be assumed or an equivalent right will be substituted by the successor corporation; otherwise, the 1999 Purchase Plan provides that all outstanding purchase rights held by Lam employees may be accelerated.

     Nonassignability

     No rights or accumulated payroll deductions of an employee under the 1999 Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by Lam as an election to withdraw from the 1999 Purchase Plan.

     Reports

     Individual accounts are maintained for each participant in the 1999 Purchase Plan. Each participant receives as promptly as practicable after the end of the offering period a report of his or her account setting forth the total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

     The 1999 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the right to purchase, or the actual purchase of, shares. However, upon the employee's disposition of shares purchased under the 1999 Purchase Plan, the participant will generally be subject to tax. Upon disposition (including by gift), if the shares have been held by the participant for more than two years after the first day of the offering period and more than one year after the purchase date of the shares, or upon death of the participant while holding the shares, the participant will recognize taxable ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the time of the disposition over the purchase price of the shares, or (b) 15% of the fair market value of the shares on the first day of the offering period (or interim date on which the employee began to participate in the 1999 Purchase Plan, if later), and any additional taxable gain on the disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be taxable as ordinary income, and any gain or loss on such disposition will be treated as a capital gain or loss. Different rules may apply with respect to participants subject to Section 16(b) of the Exchange Act. The Company is not entitled to a deduction for amounts taxable to a participant, except to the extent of ordinary income reported by the participant on disposition of shares before the expiration of the holding periods described above.

     The foregoing is only a summary of the United States Federal income tax consequences of the 1999 Purchase Plan to participants and the Company and does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the income tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant may reside, and to which the participant may be subject.

RESTRICTION ON RESALE

     Certain officers and directors of the Company may be deemed to be "affiliates" of the Company, as that term is defined under the Securities Act. Common Stock acquired under the 1999 Purchase Plan by an affiliate may only be reoffered or resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

VOTE REQUIRED

     The affirmative vote of a majority of the votes present in person or by proxy and entitled to vote at the Lam Annual Meeting is required to approve and adopt the 1999 Purchase Plan. If the Lam stockholders do not approve the 1999 Purchase Plan, the Board will consider whether to adopt some alternative arrangement based on its assessment of Lam's needs.

                   THE BOARD OF DIRECTORS HAS DETERMINED THAT
              THE LAM 1999 EMPLOYEE STOCK PURCHASE PLAN IS IN THE
             BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND
            HAS APPROVED THE LAM 1999 EMPLOYEE STOCK PURCHASE PLAN.
            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                    VOTE "FOR" THE ADOPTION AND APPROVAL OF
                   THE LAM 1999 EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Unless marked to the contrary, proxies received will be voted "FOR" the ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the current year. Ernst & Young LLP has been the Company's independent auditors since fiscal year 1981.

     The audit services of Ernst & Young LLP during fiscal 1998 included the examination of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission ("SEC"), and other regulatory bodies.

     The Audit Committee of the Company meets with Ernst & Young LLP on an annual or more frequent basis. At such time, the Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP for the preceding year, as well as the fees charged for such services. Among other things, the Committee examines the effect that the performance of non-audit services may have upon the independence of the auditors.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

     Approval of Proposal No. 3 will require the affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

       THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                    AS INDEPENDENT AUDITORS FOR FISCAL 1999.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file such reports on a timely basis. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of these requirements were satisfied during the last fiscal year.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          By Order of The Board of Directors,

                                      LOGO
                                          Richard H. Lovgren
                                          Secretary

Fremont, California
Dated: October 5, 1998

                                   APPENDIX A

                            LAM RESEARCH CORPORATION
                        1999 EMPLOYEE STOCK PURCHASE PLAN

         1. Purpose. This Lam Research Corporation 1999 Employee Stock Purchase Plan ("Plan") is intended to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

         2.        Definitions.

                  (a) "Administrator" means the Board, the Stock Committee of the Board or any committee the Board may subsequently appoint to administer the Plan pursuant to Section 13 hereof, if one is appointed. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Administrator.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Common Stock" means the Common Stock of the Company.

                  (e) "Company" means Lam Research Corporation, a Delaware corporation.

                  (f) "Compensation" means all regular, straight-time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, or other compensation.

                  (g) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

                  (h) "Designated Subsidiaries" means the Subsidiaries that have been designated by the Board or Administrator from time to time in its sole discretion as eligible to participate in this Plan.

                  (i) "Employee" means any person, including an officer, who is customarily employed for at least 20 hours per week by the Company or one of its Designated Subsidiaries. Whether an individual qualifies as an Employee shall be determined by the Administrator, in its sole discretion, by reference to Section 3401(c) of the Code and the regulations promulgated thereunder; unless the Administrator makes a contrary determination, the Employees of the Company shall, for all purposes of this Plan, be those individuals who satisfy the customary employment criteria set forth above and are carried as employees by the Company or a Designated Subsidiary for regular payroll purposes.

                  (j) "Exercise Date" means such business days during each Offering Period of this Plan as may be identified by the Administrator pursuant to Section 8 of this Plan.

                  (k) "Interim Offering Date" means the first business day following an Exercise Date other than the last Exercise Date of an Offering Period.

                  (l) "Offering Date" means the first business day of an Offering Period.

                  (m) "Offering Period" means a period established by the Administrator pursuant to Section 4 of this Plan during which payroll deductions are accumulated from Participants and applied to the purchase of Common Stock.

                  (n) "Participant" means an Employee who has elected to participate in this Plan pursuant to Section 5 hereof.

                  (o) "Plan" means this Lam Research Corporation 1999 Employee Stock Purchase Plan.

                  (p) "Purchase Right" means a right to purchase Common Stock granted pursuant to Section 7 of this Plan.

                  (q) "Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         3.       Eligibility.

                  (a) Regular Participation. Any person who is, or will be, an Employee on the Offering Date of a given Offering Period shall be eligible to participate in this Plan during such Offering Period, subject to the requirements of Section 5(a) of this Plan.

                  (b) Interim Participation. Any person who becomes an Employee after the Offering Date of an Offering Period and before an Interim Offering Date shall be eligible to participate in this Plan during such Offering Period, but only on and beginning with the first Interim Offering Date on or before which such person becomes an Employee, and subject to the requirements of
Section 5(a) of this Plan.

                  (c) Exceptions. Notwithstanding paragraphs (a) and (b) of this
Section 5, an Employee shall not be eligible to participate in this Plan during an Offering Period to the extent that (i) immediately after the grant of a Purchase Right on an Offering Date or Interim Offering

Date, the Employee (or any other person whose stock would be attributed to the Employee under Section 424(d) of the Code) would own stock and/or hold outstanding purchase rights to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) the grant of a Purchase Right on an Offering Date or Interim Offering Date would permit the Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the date of grant of those purchase rights) for each calendar year in which the purchase rights would be outstanding at any time.

         4.       Offering Periods.

                  Unless otherwise determined by the Administrator:

                  (a) the first Offering Period under this Plan shall begin as of November 6, 1998 and shall end on December 31, 1999;

                  (b) the duration of each Offering Period (other than the first Offering Period) shall be 12 months (measured from the first business day of the first month to the last business day of the 12th month;

                  (c) a new Offering Period shall begin on the first business day after the last Exercise Date of an Offering Period;

                  (d) a new Offering Period shall begin, and the old Offering Period shall terminate, on the first business day after an Exercise Date (other than the last Exercise Date of an Offering Period) if the fair market value Stock (as defined in Section 7(b)(i) of this Plan) of a share of Common is less than the fair market value of a share of Common Stock on the Offering Date of the Offering Period; and

                  (e) an Offering Period shall terminate on the date that there are no Participants enrolled in it.

         5.       Participation.

                  (a) An Employee may become a Participant in this Plan by completing a subscription agreement, in such form or forms as the Administrator may approve from time to time, and filing it with the Company's payroll office within 15 days before the applicable Offering Date or Interim Offering Date, unless another time for filing the subscription agreement is set by the Administrator for all Employees with respect to a given Offering Period. The subscription agreement shall authorize payroll deductions pursuant to this Plan and shall have such other terms as the Administrator may specify from time to time.

                  (b) At the end of an Offering Period, each Participant in the Offering Period who remains an Employee shall be automatically enrolled in the next succeeding Offering Period

(a "Re-enrollment") unless, in a manner and at a time specified by the Administrator, but in no event later than the day before the Offering Date of such succeeding Offering Period, the Participant notifies the Administrator in writing that the Participant does not wish to be re-enrolled. Re-enrollment shall be at the withholding percentage specified in the Participant's most recent subscription agreement unless the Participant changes that percentage by timely written notice. No Participant shall be automatically re-enrolled whose participation has terminated by operation of Section 10 of this Plan.

                  (c) If an Offering Period commences pursuant to Section 4(d) of this Plan, each Employee on the Offering Date of that Offering Period shall automatically become a Participant in the commencing Offering Period. Participation shall be at the withholding percentage specified in the Participant's most recent subscription agreement, unless the Participant notice changes that percentage by timely written notice. If the Participant has no subscription agreement on file, Participation shall be at a 0% withholding rate until changed by the Participant. No Participant shall be automatically re-enrolled whose participation has terminated by operation of Section 10 of this Plan.

         6.       Payroll Deductions.

                  (a) Each Participant shall have withheld a percentage of his or her Compensation received during an Offering Period. Withholding shall be in whole percentages, up to a maximum (not to exceed 15%) established by the Administrator from time to time, as specified by the Participant in his or her subscription agreement. Payroll deductions for a Participant during an Offering Period shall begin with the first payroll following the Offering Date or Interim Offering Date and shall end on the last Exercise Date of the Offering Period, unless sooner terminated by the Participant as provided in Section 10 of this Plan.

                  (b) All payroll deductions made by a Participant shall be credited to the Participant's account under this Plan. A Participant may not make any additional payments into such account.

                  (c) A Participant may change the rate of his or her payroll deductions during an Offering Period by filing with the Administrator a new subscription agreement authorizing the change. The change shall take effect 15 days after the Administrator's receipt of the new subscription agreement, except that increases in rate shall take effect on the day after the first Exercise Date on or after the 15th day.

         7.       Purchase Rights.

                  (a) Grant of Purchase Rights. On the Offering Date, or (if applicable) Interim Offering Date of each Offering Period, the Participant shall be granted a Purchase Right to purchase (at the per-share price) during the Offering Period the number of shares of Common Stock determined by dividing (i) $25,000 multiplied by the number of (whole or part) calendar years in the Offering Period by (ii) the fair market value of a share of Common Stock on the Offering Date or Interim Offering Date.

                  (b) Terms of Purchase Rights. Except as otherwise determined by the Administrator, each Purchase Right shall have the following terms:

                  (i) The per-share price of the shares subject to a Purchase Right shall be 85% of the lower of the fair market values of a share of Common Stock on (a) the Offering Date, or Interim Offering Date, on which the Purchase Right was granted and (b) the Exercise Date. The fair market value of the Common Stock on a given date shall be the closing price as reported in the Wall Street Journal; provided, however, that if there is no public trading of the Common Stock on that date, then fair market value shall be determined by the Administrator in its discretion.

                  (ii) Payment for shares purchased by exercise of Purchase Rights shall be made only through payroll deductions in accordance with Section 6 of this Plan.

                  (iii) Upon purchase or disposition of shares acquired by exercise of a Purchase Right, the Participant shall pay, or make provision adequate to the Administrator for payment of, all tax (and similar) withholdings that the Administrator determines, in its discretion, are required due to the acquisition or disposition, including without limitation any such withholding that the Administrator determines in its discretion is necessary to allow the Company and its Subsidiaries to claim tax deductions or other benefits in connection with the acquisition or disposition.

                  (iv) During his or her lifetime, a Participant's Purchase Right is exercisable only by the Participant.

                  (v) The Purchase Rights will in all respects be subject to the terms and conditions of this Plan, as interpreted by the Administrator from time to time.

         8.       Exercise Dates; Purchase of Shares; Refund of Excess Cash.

                  (a) The Administrator shall establish one or more Exercise Dates for each Offering Period. For the initial Offering Period under this Plan, there shall be four Exercise Dates, occurring on the last business days of each December, April, and August in such Offering Period.

                  (b) Each Participant's Purchase Right shall be exercised automatically on each Exercise Date during the Offering Period to purchase the maximum number of full shares at the applicable price using the Participant's accumulated payroll deductions.

                  (c) The shares purchased upon exercise of a Purchase Right shall be deemed to be transferred to the Participant on the Exercise Date. A Participant will have no interest or voting right in shares covered by a Purchase Right until the Purchase Right has been exercised.

                  (d) Any cash remaining in a Participant's payroll deduction account after the purchase of shares on an Exercise Date shall be carried forward in that account for application on the next Exercise Date; provided that at the termination of an Offering Period, any such cash shall be promptly refunded returned to the Participant.

         9.       Registration and Delivery of Share Certificates.

                  (a) Shares purchased by a Participant under this Plan will be registered in the name of the Participant, or in the name of the Participant and his or her spouse, or in the name of the Participant and joint tenant(s) (with right of survivorship), as designated by the Participant.

                  (b) As soon as administratively feasible after each Exercise Date, the Company shall deliver to the Participant a certificate representing the shares purchased upon exercise of a Purchase Right. If approved by the Administrator in its discretion, the Company may instead (i) deliver a certificate (or equivalent) to a broker for crediting to the Participant's account or (ii) make a notation in the Participant's favor of non-certificated shares on the Company's stock records.

         10.      Withdrawal; Termination of Employment.

                  (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his account under this Plan at any time before an Exercise Date by giving written notice to the Administrator in a form the Administrator prescribes from time to time. The Participant's Purchase Right will automatically terminate on the date of receipt of the notice, all payroll deductions credited to the Participant's account will be refunded promptly thereafter, and no further payroll deductions will be made during the Offering Period.

                  (b) Upon termination of a Participant's Continuous Status as an Employee for any reason, including retirement or death, the payroll deductions credited to the Participant's account will be promptly refunded to the Participant or, in the case of death, to the person or persons entitled thereto under Section 14 of this Plan, and the Participant's Purchase Right will automatically terminate.

                  (c) If a Participant fails to remain in Continuous Status as an Employee for at least 20 hours per week during an Offering Period, the Participant will be deemed to have withdrawn from this Plan, the payroll deductions credited to the Participant's account will be promptly refunded, and the Participant's Purchase Right shall terminate.

                  (d) A Participant's withdrawal from an offering will not affect the Participant's eligibility to participate in a succeeding offering or in any similar plan that may be adopted by the Company.

         11.      Use of Funds; No Interest.

                  Amounts withheld from Participants' Compensation under this Plan shall constitute general funds of the Company and may be used for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. No interest shall accrue on the payroll deductions of a Participant in this Plan.

         12.      Number of Shares Reserved.

                  (a) Three million shares of Common Stock are reserved for issuance under this Plan, as follows:

                  (i) 1,000,000 shares may be issued at any time before termination of this Plan; and

                  (ii) an additional share (up to a total of 2,000,000 additional shares) may be issued for each share of Common Stock that the Company redeems, in public-market or private purchases, and designates for this purpose after the date of Board approval of this Plan.

                  (b) If the total number of shares that would otherwise be subject to Purchase Rights granted on an Offering Date exceeds the number of shares then available under this Plan (after deduction of all shares for which Purchase Rights have been exercised or are then outstanding), the Administrator shall make a pro-rata allocation of the available shares in a manner that it determines to be as uniform and equitable as practicable. In such event, the Administrator shall give written notice of the reduction and allocation to each Participant.

                  (c) The Administrator may, in its discretion, transfer shares reserved for issuance under this Plan into a plan of similar terms, as approved by the Board, providing for the purchase of shares of Common Stock by employees of Subsidiaries designated by the Board that do not (or do not thereafter) participate in this plan. Such plan may, without limitation, provide for variances from the terms of this Plan to take into account special circumstances (such as foreign legal restrictions) affecting the employees of such designated Subsidiaries.

         13.      Administration.

                  This Plan shall be administered by the Administrator. The administration, interpretation, and application of this Plan by the Administrator shall be final, conclusive, and binding upon all persons. Neither Members of the Board nor the Administrator shall be liable for any action or determination taken or made in good faith with respect to the Plan, or any shares purchased or issued or Purchase Right exercised thereunder. Members of the Board and other persons who are Employees are permitted to participate in this Plan.

         14.      Designation of Beneficiary.

                  (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under this Plan in the event of the Participant's death.

                  (b) A designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant, and in the absence of a beneficiary validly designated under this Plan who is living at the time of the Participant's death, the Administrator shall deliver such shares and/or cash to the executor or administrator of the Participant's estate, or if no such executor or administrator has been appointed (to the Administrator's knowledge), the Administrator, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent, or relative is known to the Administrator, then to such other person as the Administrator may designate.

         15.      Transferability.

                  Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a Purchase Right or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds in accordance with Section 10 hereof.

         16.      Reports.

                  Individual accounts will be maintained for each Participant in this Plan. Statements of account will be given to participating Employees promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         17.      Adjustments upon Changes in Capitalization.

                  (a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each Purchase Right under this Plan that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under this Plan but have not yet been placed under a Purchase Right (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each Purchase Right under this Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination shall be final, binding, and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Purchase Right.

                  (b) In the event of the proposed dissolution or liquidation of the Company, the then-current Offering Period will terminate immediately before the consummation of such proposed action, unless otherwise provided by the Board or the Administrator (if the Administrator is not the Board). In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation (if stockholders of the Company own less than 50% of the total outstanding voting power in the surviving entity or a parent of the surviving entity after the merger), each Purchase Right under this Plan shall be assumed or an equivalent purchase right shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the successor corporation does not agree to assume the Purchase Right or to substitute an equivalent purchase right, in which case the Administrator may, in lieu of such assumption or substitution, accelerate the exercisability of Purchase Rights, and allow Purchase Rights to be exercisable (if the Board approves) as to shares as to which the Purchase Right would not otherwise be exercisable, on terms and for a period that the Administrator determines in its discretion. To the extent that the Administrator accelerates exercisability of Purchase Rights as described above, it shall promptly so notify all Participants in writing.

                  (c) The Administrator may, in its discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding Purchase Right, if the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, or if the Company consolidates with or merges into any other corporation.

         18.      Amendment or Termination.

                  (a) The Board may at any time terminate or amend in any manner this Plan; except, however, that no amendment may be made without prior approval of the stockholders of the Company (obtained in the manner described in paragraph 20) if it would:

                  (i) Increase the number of shares that may be issued under this Plan;

                  (ii) Change the designation of the employees (or class of employees) eligible for participation in this Plan; or

                  (iii) If the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") at the time of such amendment, materially increase the benefits that may accrue to Participants under this Plan.

If any amendment requiring stockholder approval under this paragraph 19 of this Plan is made after the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such stockholder approval shall be solicited as described in paragraph 20 of this Plan.

                  (b) The Board may elect to terminate any or all outstanding Purchase Rights at any time, except to the extent that exercisability of such Purchase Rights has been accelerated pursuant to Section 17(b) hereof. If this Plan is terminated, the Board may also elect to terminate Purchase Rights upon completion of the next purchase of shares on the next Exercise Date or to permit Purchase Rights to expire in accordance with their terms (with participation to continue through such expiration dates). If Purchase Rights are terminated before expiration, any funds contributed to this Plan that have not been used to purchase shares shall be refunded to Participants as soon as administratively feasible.

         19.      Notices.

                  All notices or other communications by a Participant to the Company or the Administrator under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

         20.      Stockholder Approval.

                  (a) This Plan shall be submitted to the stockholders of the Company for their approval within 12 months after the date this Plan is adopted by the Board.

                  (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the stockholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

                  (c) If any required approval by the stockholders of this Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 17(b) hereof, then the Company shall, at or before the first annual meeting of stockholders held after the later of (i) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (ii) the granting of a Purchase Right hereunder to an Officer and Director after such registration, do the following:

                  (a) furnish in writing to the holders entitled to vote for this Plan substantially the same information that would be required (if proxies to be voted with respect to approval or disapproval of this Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                  (b) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to stockholders.

         21.      Conditions upon Issuance of Shares.

                  (a) Shares shall not be issued with respect to a Purchase Right unless the exercise of such Purchase Right and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) As a condition to the exercise of a Purchase Right, the Company may require the person exercising such Purchase Right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         22.      Term of Plan.

                  This Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 20 hereof. It shall continue in effect for a term of 20 years unless sooner terminated under Section 19 hereof.

         23.      Additional Restrictions of Rule 16b-3.

                  The terms and conditions of Purchase Rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Securities Exchange Act of 1934 shall comply with the applicable provisions of Rule 16b-3 of such Act. This Plan shall be deemed to contain, and such Purchase Rights shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Securities Exchange Act of 1934 with respect to Plan transactions.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                            LAM RESEARCH CORPORATION
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 5, 1998


     The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 5, 1998, and 1998 Annual Report to Stockholders, and hereby appoints James W. Bagley and Richard H. Lovgren, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION to be held on November 5, 1998 at 11:00 a.m. local time, at the principal executive offices of the Company at 4300 Cushing Parkway, Fremont, California 94538, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below, and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR ADOPTION AND APPROVAL OF THE LAM 1999 EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


1.    Election of Directors:

FOR all nominees listed        WITHHOLD      (if you wish to withhold authority
below (except as                             to vote for any individual
indicated)                                   nominee, strike a line through the
                                             nominee's name in the list below)

                                             James W. Bagley; Roger D. Emerick;
                                             David G. Arscott; Richard J. Elkus,
                                             Jr.; Jack R. Harris; Grant M.
                                             Inman; Kenneth Thompson
      / /                       / /

2. Proposal to adopt and approve the proposed Lam 1999 Employee Stock Purchase Plan and to authorize issuance of shares reserved for issuance thereunder of up to 3 million shares:

     For          Against          Abstain

     / /            / /              / /

3. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the company for fiscal 1998.

     For          Against          Abstain

     / /            / /              / /

    (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature(s):

----------------------------------------------------------

----------------------------------------------------------

Dated:                            , 1998
       ---------------------------
       (Be sure to date Proxy.)

Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed and postage-paid envelope.